UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BIOCRYST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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BIOCRYST PHARMACEUTICALS, INC.

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2012

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at our corporate offices at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Wednesday, May 23, 2012 at 3:00 p.m., Eastern Daylight Time, for the following purposes:

1. To elect the three directors nominated in this proxy statement to serve for a term of three years and until a successor is duly elected and qualified;

2. To approve the amendment to the Stock Incentive Plan to increase the number of shares available for issuance under the Stock Incentive Plan by 1,700,000 shares to 10,866,631 shares as of March 28, 2012, and to increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan to 1,500,000 per year;

3. To increase the number of shares available for issuance under the Employee Stock Purchase Plan by 150,000 shares to 234,371 shares as of March 28, 2012;

4. To ratify the selection of Ernst & Young LLP as our independent registered public accountants; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2, 3 AND 4. The proposals are further described in the proxy statement.

The Board of Directors has fixed the close of business on March 28, 2012 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company in Durham, North Carolina.

Please review carefully the Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary

Durham, North Carolina

April 9, 2012

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

Page
PROXY STATEMENT	1
ITEMS TO BE VOTED UPON	3
1. ELECTION OF DIRECTORS	3
2. APPROVAL OF THE AMENDMENT OF THE STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN BY 1,700,000 SHARES TO 10,866,631 SHARES AS OF MARCH 28, 2012, AND TO INCREASE THE MAXIMUM NUMBER OF SHARES OR OPTIONS THAT MAY BE GRANTED TO ANY INDIVIDUAL UNDER THE STOCK INCENTIVE PLAN TO 1,500,000 PER YEAR	6
3. APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN BY 150,000 SHARES TO 234,371 SHARES AS OF MARCH 28, 2012	14
4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	18
CORPORATE GOVERNANCE	19
EXECUTIVE OFFICERS	22
COMPENSATION DISCUSSION AND ANALYSIS	23
SUMMARY COMPENSATION TABLE	31
GRANTS OF PLAN-BASED AWARDS IN 2011	32
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011	33
2011 OPTION EXERCISES AND STOCK VESTED	34
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	35
2011 DIRECTOR COMPENSATION	39
AUDIT COMMITTEE REPORT	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
STOCKHOLDER PROPOSALS	43
NO INCORPORATION BY REFERENCE	43
OTHER MATTERS	44
GENERAL INFORMATION	44
APPENDIX A: BIOCRYST PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN	A-1
APPENDIX B: BIOCRYST PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN	B-1

BIOCRYST PHARMACEUTICALS, INC.

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (“BioCryst” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held at our corporate offices at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Wednesday May 23, 2012 at 3:00 p.m., Eastern Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about April 9, 2012.

Purpose of the Meeting

The matters to be considered at the Meeting are:

1.	To elect the three directors nominated in this proxy statement to serve for a term of three years and until a successor is duly elected and qualified;

2.	To approve the amendment to the Stock Incentive Plan to increase the number of shares available for issuance under the Stock Incentive Plan by 1,700,000 shares to 10,866,631 shares as of March 28, 2012, and to increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan to 1,500,000 per year;

3.	To increase the number of shares available for issuance under the Employee Stock Purchase Plan by 150,000 shares to 234,371 shares as of March 28, 2012;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. Attendance at the Meeting by itself will not revoke a proxy. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted as follows:

•	FOR the election of each of the nominees named in this proxy statement for director of the Company;

•

FOR approval of an amendment to the Stock Incentive Plan to increase the number of shares available for issuance under the Stock Incentive Plan by 1,700,000 shares to 10,866,631 shares as of March 28, 2012, and to increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan to 1,500,000 per year;

•	FOR approval of an increase in the number of shares available for issuance under the Employee Stock Purchase Plan; and

•	FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2012.

With respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Voting and Quorum

Only holders of record (the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on March 28, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. At March 28, 2012, there were 49,433,915 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” generally will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are shares of Common Stock held in record name by brokers, banks or other nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter.

Attending the Meeting

Stockholders as of the Record Date are invited to attend the Meeting. Stockholders must present a form of photo identification acceptable to the Company, such as a valid driver’s license or passport. Registered holders may vote upon presentation of identification. Beneficial owners must obtain a proxy from their broker, bank or other holder of record and present it to the inspector of election with their ballot. The Meeting will begin promptly at 3:00 p.m., Eastern Daylight Time. Please allow ample time for the check-in procedures. Media may attend the Meeting by invitation only.

Required Votes, Abstentions, and Broker Non-Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Meeting.

The affirmative vote of the holders of a majority of the Shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of (i) the increase of shares available under the Stock Incentive Plan; (ii) the increase of shares available under the Employee Stock Purchase Plan; and (iii) the ratification of our selection of Ernst & Young LLP as our independent registered public accountants. Abstentions with respect to these proposals will have the same effect as a vote against these proposals, and broker non-votes will have no effect upon these proposals.

Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. We anticipate using Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 as a solicitor at an initial anticipated cost of $7,000.

ITEMS TO BE VOTED ON

1.    ELECTION OF DIRECTORS

It is proposed to elect the three directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2014, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2015:

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2015

Name	Age(1)	Position(s) with the Company	Served as Director Since
Zola P. Horovitz, Ph.D.	77	Director, Chairman of the Board	1994
Nancy J. Hutson, Ph.D.	62	Director	2012
Peder K. Jensen, M.D.	57	Director	2011

The following persons shall continue to serve as directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2013

Name	Age(1)	Position(s) with the Company	Served as Director Since
John L. Higgins	42	Director	2004
Kenneth B. Lee, Jr.	64	Director	2011
Charles A. Sanders, M.D.	80	Director	2009

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2014

Name	Age(1)	Position(s) with the Company	Served as Director Since
George B. Abercrombie	57	Director	2011
Stanley C. Erck	63	Director	2008
Jon P. Stonehouse	51	Director, President, Chief Executive Officer	2007

(1)	Age as of March 28, 2012.

Below you can find information, including biographical information, about our nominees for director and directors whose terms continue after the Meeting, as well as a discussion of the specific experiences, qualifications, attributes and skills considered by the Board in concluding that such individuals should serve as directors.

Zola P. Horovitz, Ph.D. was appointed to the Board in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that, he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves as non-executive Chairman on the Board of Directors of GenVec, Inc. and also serves on the Board of Directors of Palatin Technologies, Inc. He also previously served on the Boards of Directors of DOV Pharmaceuticals, Genaera Corporation and

Immunicon Corporation. Dr. Horovitz’s vast experience in management of and consulting to major pharmaceutical companies and his extensive experience serving on the boards of pharmaceutical companies provide relevant management and industry experience for service on the Board.

Nancy J. Hutson, Ph.D. was appointed to the Board in January 2012. Dr. Hutson brings over 30 years of experience as a seasoned professional and leader within the pharmaceutical industry. She retired from Pfizer, Inc. in 2006 after spending 25 years in several research and leadership positions, most recently serving as Senior Vice President of Global Research & Development (R&D) as well as Director of Pfizer’s pharmaceutical R&D site, Groton/New London Laboratories. Dr. Hutson received a Bachelor of Arts degree from Illinois Wesleyan University and a Ph.D. in physiology from Vanderbilt University. Dr. Hutson currently serves on the Board of Directors for Cubist Pharmaceuticals, Inc. and Endo Pharmaceuticals Holdings, Inc. She also previously served on the Board of Directors of Inspire Pharmaceuticals, Inc. In addition, she is an active member on the Board of Directors for Planned Parenthood of Connecticut. Dr. Hutson is also involved in several professional societies, including but not limited to, the American Association for the Advancement of Science and the American Physiological Society. Dr. Hutson’s extensive experience in research and development positions in the pharmaceutical industry, together with her medical training, provide valuable insight to the Board.

Peder K. Jensen, M.D. was appointed to the Board in May 2011. Dr. Jensen has over 24 years of global drug development experience in both pharmaceutical and biotechnology companies and has been responsible for more than forty new drug approvals in the U.S., Europe and Japan during his career. He most recently served as Corporate Senior Vice President and General Manager, Research & Development (R&D) for Japan and Asia/Pacific at Schering-Plough Corporation, a pharmaceutical company, from 2006 to 2010, and earlier he held a number of global senior R&D positions at Schering-Plough, including Executive Vice President of Clinical Research and Chief Medical Officer. Dr. Jensen previously held senior R&D positions at Chiron and Ciba-Geigy, and a number of academic posts. Dr. Jensen received his M.D. from the University of Copenhagen, where he also completed his post graduate medical training in neurology and internal medicine. Dr. Jensen is also a member of the Boards of Directors of Acorda Therapeutics, Inc. and Five Prime Therapeutics, Inc. Additionally, Dr. Jensen served as a member of the Compensation Committee at Acorda Therapeutics, Inc. Dr. Jensen’s extensive experience in the pharmaceutical and biotechnology industries in a wide range of therapeutic areas, together with his medical training, provide a valued background for service on the Board.

John L. Higgins was appointed to the Board in May 2004. Mr. Higgins has served as President and Chief Executive Officer of Ligand Pharmaceuticals Inc., a publicly traded biotechnology company, since January 2007 and has served as a director since February 2007. He previously served as Chief Financial Officer of the biotechnology company Connetics Corporation, from 1997 to 2002, and served as Executive Vice President, Finance and Administration and Corporate Development from January 2002 until its acquisition by Stiefel Laboratories, Inc. in December 2006. Before joining Connetics, he was a member of our executive management team. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins is Chairman of CoMentis, Inc., a private biotechnology company. Mr. Higgins is also a member of the Board of Directors of Techne Corporation. He received his A.B. from Colgate University. Mr. Higgins’ extensive background in finance and his executive level experience at public and private biotechnology companies contribute valuable insight and experience to the Board.

Kenneth B. Lee, Jr. was appointed to the Board in June 2011. Mr. Lee has over 35 years of experience counseling management teams, boards of directors and investors of technology-based companies worldwide. He is currently a General Partner with Hatteras Venture Partners, LLC, a venture capital fund focusing on life science companies, which he joined in 2003. Previously he was President of A.M. Pappas & Associates, LLC, following 29 years with Ernst & Young LLP, where he was most recently Managing Director of the firm’s health sciences corporate finance group. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an MBA from the University of North Carolina at Chapel Hill. Mr. Lee is currently an active member on the board of directors of biotech companies Maxygen and Pozen, Inc., as well as the North Carolina Biosciences Organization (NCBIO). Previously, Mr. Lee served on the boards of Abgenix, Inc., CV Therapeutics, Inspire Pharmaceuticals, OSI Pharmaceuticals and A.M. Pappas & Associates. He has served in various leadership capacities on these boards, including Chairman of the Board, Independent Lead Director and Chairman of Audit

Committees. Mr. Lee’s experience advising biotechnology companies regarding financial and partnering strategies, his extensive background in finance and his experience serving on the boards of biotech companies contribute valuable insight and experience to the Board.

Charles A. Sanders, M.D. was appointed to the Board in December 2009. Dr. Sanders is retired from Glaxo, Inc. (now GlaxoSmithKline), a pharmaceutical company, where he served as Chief Executive Officer from 1989 through 1994 and Chairman of the Board from 1992 through 1995. Before joining Glaxo, Dr. Sanders spent eight years with Squibb Corp., where he held a number of posts, including the positions of Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the board of directors. Previously, Dr. Sanders was General Director of Massachusetts General Hospital, Professor of Medicine at Harvard Medical School, Chairman of The Commonwealth Fund and Chairman of the New York Academy of Sciences. A native of Dallas, he is a graduate of Southwestern Medical College of the University of Texas. Dr. Sanders is currently a member of the Institute of Medicine of the National Academy of Sciences. He is also Chairman Emeritus of Project HOPE and Chairman of the Foundation for the National Institutes of Health, and past Chairman of the UNC Health Care System. Dr. Sanders currently serves as Chairman and a member of the compensation and governance committees of Biodel, Inc. and has previously served as a director of Icagen, Inc. and Cephalon, Inc. In addition, he currently serves on the board of directors of the Center for Strategic and International Studies and the GlaxoSmithKline Foundation. Dr. Sanders brings to the Board vast experience in the pharmaceutical industry, both as an executive and as a director. His vast experience, in addition to his medical training, provides a valued background for service on the Board.

George B. Abercrombie was appointed to the Board in October 2011. Mr. Abercrombie has over 30 years of experience as a business leader in the pharmaceutical industry. He most recently served from 2001 to 2009 as the President and Chief Executive Officer of Hoffmann-La Roche Inc., a pharmaceutical company, where he was responsible leading operations in both the U.S. and Canada. During his tenure, Mr. Abercrombie also served as a member of the Roche Pharmaceutical Executive Committee, which was responsible for developing and implementing global strategy for the Pharmaceuticals Division. In 1993, Mr. Abercrombie joined Glaxo Wellcome Inc. as Vice President and General Manager of the Glaxo Pharmaceuticals Division, and was later promoted to Senior Vice President, U.S. Commercial Operations. Prior to joining Glaxo, he spent over ten years at Merck & Co., Inc., where he gained experience in sales and marketing, executive sales management and business development. Mr. Abercrombie began his career as a pharmacist after receiving a bachelor’s degree in pharmacy from the University of North Carolina at Chapel Hill, and later earned an MBA from Harvard University. Mr. Abercrombie currently serves as a member of the Board of Directors of Tranzyme Pharma and as Chairman of the Board of Brickell Biotech and formerly served on the Boards of Directors of Inspire Pharmaceuticals, Inc. and Ziopharm Oncology, Inc. Additionally, he is a member of the Board of Directors of Project HOPE and a Senior Scholar at Duke University’s Fuqua School of Business. He previously served on the Executive Committee and Board of Directors of the Pharmaceutical Research & Manufacturers of America (PhRMA), as well as on the Board of the Johns Hopkins School of Hygiene and Public Health. Mr. Abercrombie’s executive experience in the pharmaceutical industry and management positions with major pharmaceutical companies provide an excellent background for service on the Board.

Stanley C. Erck was appointed to the Board in December 2008. Mr. Erck has served as President, CEO and Director of Novavax, Inc., a publicly traded biopharmaceutical company since 2011, having previously served as Executive Chairman from 2010 to 2011, and he has served as a director of Novavax since 2009. From 2000 through 2008, Mr. Erck served as President and Chief Executive Officer of Iomai Corporation, a biopharmaceutical company, leading the company through an initial public offering and a merger with Intercell AG, an Austrian vaccine company, and through the development of a late-stage infectious disease product candidate. Prior to Iomai, Mr. Erck served as President and Chief Executive Officer of Procept, Inc., a publicly traded immunology company; as Vice President, Corporate Development at Integrated Genetics Inc. (now Genzyme Corp.), and in management positions within Baxter International Inc. In addition to Novavax, Mr. Erck currently sits on the board of directors of MaxCyte, Inc. and MdBio Foundation. He received his undergraduate degree from the University of Illinois and his Masters in Business Administration from the University of Chicago Graduate School of Business. Mr. Erck’s executive experience in the biotech industry and his management positions with major pharmaceutical companies, including his experience with late stage product candidate development, provide an excellent background for service on the Board.

Jon P. Stonehouse joined BioCryst in January 2007 as Chief Executive Officer and Director. He was also named President in July 2007. Prior to joining the Company, he served as Senior Vice President of Corporate Development for Merck KGaA, a pharmaceutical company, since July 2002. His responsibilities included corporate mergers and acquisitions, global licensing and business development, corporate strategy and alliance management. In March of 2002, Mr. Stonehouse was appointed Vice President of Global Licensing and Business Development and Integration, where he was responsible for the worldwide licensing and business development activities for the Ethical Pharmaceutical Division of Merck KGaA. Mr. Stonehouse joined EMD Pharmaceuticals, Inc. (the US Ethical Pharma division for Merck KGaA) in December 1999 as Vice President, Licensing and Business Development — Strategy & Integration and IT. Prior to joining Merck KGaA, he held a variety of roles at Astra Merck/AstraZeneca including: Customer Unit Director, Director, Marketing & Sales—IT, National Sales Manager, National Sales Director — Managed Healthcare, and Product Director—Omeprazole (the world’s most widely prescribed prescription drug at that time). Mr. Stonehouse started his career in the pharmaceutical industry as a Sales Representative, National Sales Trainer and District Sales Manager for Merck & Co., Inc. In November 2008, Mr. Stonehouse joined the Advisory Board of Precision Biosciences, Inc., a private biotechnology company. Mr. Stonehouse earned his BS in Microbiology at the University of Minnesota. As Chief Executive Officer and President of BioCryst, Mr. Stonehouse brings to the Board an intimate knowledge of our business, and his executive experience in a variety of capacities at major pharmaceutical companies provides industry-specific operational experience that is beneficial to the Board.

If any nominee is unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

2.	APPROVAL OF THE AMENDMENT OF THE STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN BY 1,700,000 SHARES TO 10,866,631 SHARES AS OF MARCH 28, 2012, AND TO INCREASE THE MAXIMUM NUMBER OF SHARES OR OPTIONS THAT MAY BE GRANTED TO ANY INDIVIDUAL UNDER THE STOCK INCENTIVE PLAN TO 1,500,000 PER YEAR.

We are asking our stockholders to approve an amendment of the Stock Incentive Plan to increase in the number of shares available for issuance under the Stock Incentive Plan by 1,700,000, which would bring the total number of shares available under the Stock Incentive Plan to 10,866,631 as of March 28, 2012, and to increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan to 1,500,000 per year.

On March 29, 2012, our Board adopted the amendment to the Stock Incentive Plan to increase the share reserve and increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan, subject to stockholder approval at this Meeting. Our Board believes that the increase in the share reserve is necessary to assure that a sufficient reserve of Common Stock remains available for issuance as equity awards. We use equity-based incentive compensation to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in order to attract and retain key employees, consultants, and non-employee directors, and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals. With respect to the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan, the Stock Incentive Plan previously provided that no individual could receive more than 1,500,000 shares or options under the Stock Incentive Plan. The Compensation Committee and our Board believe that an annual limitation provides more flexibility with respect to executive compensation and will better enable the company to retain long term key employees. We rely on those key employees, many of whom are scientists, to continue to build value in the Company.

The following is a summary of the principal features of the Stock Incentive Plan.

2012 Equity Incentive Programs

The Stock Incentive Plan consists of three separate equity incentive programs:

•	the Discretionary Option Grant Program;

•	the Stock Issuance Program; and

•	the Automatic Option Grant Program for non-employee Board members.

The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant Program and the Stock Issuance Program with respect to option grants and stock issuances made to our executive officers and non-employee Board members, and also has the authority to make grants under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants or stock issuances to individuals other than our executive officers and non-employee Board members, or the Board may retain such authority.

The term “plan administrator,” as used in this summary, means the Compensation Committee, any secondary committee, or the Board, to the extent that any of these entities is acting within the scope of its administrative jurisdiction under the Stock Incentive Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in strict compliance with the express provisions of the program.

Share Reserve

As of March 28, 2012, an aggregate of 13,940,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan, without giving effect to the share increase proposed under the terms of this proposal. The total number of shares available under the Stock Incentive Plan as of March 28, 2012, without giving effect to the share increase proposed under the terms of this proposal, is 9,166,631. This amount consists of 8,904,698 shares reserved for awards already granted and 261,933 shares of Common Stock available for future issuance under the Stock Incentive Plan.

The shares of Common Stock issuable under the Stock Incentive Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of Common Stock reacquired by us, including shares repurchased on the open market.

As amended, no individual may receive options or stock issuances over the term of the Stock Incentive Plan exceeding 1,500,000 shares in the aggregate in any calendar year.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Stock Incentive Plan and the securities in effect under each outstanding option and stock issuance and, where applicable, the option exercise price per share.

Eligibility

Officers and employees, non-employee Board members and independent consultants in our service or the service of our parents or subsidiaries, whether now existing or subsequently established, are eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

As of March 28, 2012, six executive officers, eight non-employee Board members and approximately 70 other employees and consultants were eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Our eight non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of Common Stock on any relevant date under the Stock Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Select Market. On March 28, 2012, the closing selling price of our stock per share was $5.03.

Discretionary Option Grant Program

Terms of Options

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Upon the optionee’s cessation of service as a result of death after at least five years of service, all of the optionee’s outstanding options will accelerate and become exercisable in full.

Stock Appreciation Rights

The Plan Administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program. The grant price of a stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holder with the right to surrender an option for an appreciation distribution from the Company. The amount of this distribution will be equal to the excess of:

(i)  the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii)  the aggregate exercise price payable for such shares.

An appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock, or a combination thereof.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash. Shares may also be issued as consideration for services rendered without any cash outlay required from the recipient. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period, the attainment of pre-established performance goals, or a specific period of time after issuance. To the extent a participant ceases service without completing the designated service period or performance goals, we have the right to repurchase the shares at the price paid, if any. However, the Plan Administrator has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the program. Share recipients will have full stockholder rights with respect to their shares, including the right to vote the shares and to receive regular cash dividends.

Shares of Common Stock may also be issued under the program pursuant to share right awards that entitle the recipient to receive shares upon the attainment of designated service or performance goals. Outstanding share right awards under the program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the service or performance goals established for the awards are not attained. The Plan Administrator, however, has the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the service or designated performance goals are not attained. Share right award holders do not have stockholder rights with respect to the awards; however, the Plan Administrator may grant dividend equivalents entitling the holder of share right awards to regular cash dividends payable on the underlying shares. Dividend equivalents are subject to the same vesting schedule and payable at the same time as the shares underlying the share right award.

The Plan Administrator has complete discretion under the program to determine which eligible individuals are to receive stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each issuance or award, the extent to which a share right award will have an accompanying dividend equivalent, and the vesting schedule to be in effect for the stock issuance or share right award.

Automatic Option Grant Program

Terms of Options

Under the Automatic Option Grant Program, eligible non-employee Board members, including Board members who are our former employees, will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board or upon continuing to serve as a Board member after ceasing to be employed by us, receive an option grant for up to 25,000 shares of Common Stock. The amount of the initial grant is determined by multiplying:

(i) a fraction, the numerator of which is the number of months remaining between the date the Board member first became a non-employee Board member and the date of the next Annual Meeting and the denominator of which is 12, by

(ii) 25,000 shares of Common Stock.

In addition, each year on the date of the Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an additional option to purchase 15,000 shares of Common Stock. There is no limit on the number of these 15,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a term of ten years. Each initial automatic option grant will vest over the period from the date of grant to the annual meeting immediately following the grant, with a pro rata portion of the grant vesting at the end of each calendar month during the period, and with the final portion of the grant vesting on the date of the annual meeting. Each annual automatic option grant shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the 12-month period measured from the automatic grant date. With respect to both the initial automatic option grant and the annual automatic option grant, vesting will cease and options will not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason. Following an optionee’s cessation of Board service for any reason, each option vested at the time of cessation of Board service will remain exercisable by the optionee (or after the optionee’s death, by his or her estate or heirs) for the remainder of the ten year term of that option.

Stock Appreciation Rights

The terms of the Automatic Option Grant Program provide that options will have one of two different stock appreciation rights, depending on the date on which the option is granted. In either case, the grant price of the stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Each option granted under the Automatic Option Grant Program prior to March 7, 2006 includes a limited stock appreciation right which provides that, upon the successful completion of a hostile tender offer for more than fifty percent of our outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option shares will be equal to the excess of:

(i)  the fair market value per share at the time the option is surrendered, over

(ii) the exercise price payable per share under such option.

Each option granted under the Automatic Option Grant Program on or after March 7, 2006 contains a tandem stock appreciation right that gives the holder the right to surrender the option for an appreciation distribution, to be paid by us to the holder in shares of Common Stock. The amount of the distribution will be equal to the excess of:

(i)  the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii)  the aggregate exercise price payable for such shares.

General Provisions

Acceleration

In the event that we are acquired by merger or asset sale or otherwise undergo a change in control, including a change effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership, except as set forth in the terms of the grant, the vesting of each outstanding option under the Discretionary Option Grant Program and the Automatic Option Grant Program, and the vesting of each share right award under the Stock Issuance Program, shall automatically accelerate in full. However, the Plan Administrator generally may impose terms and conditions at the time of grant that prevent this automatic acceleration.

In addition, and except as provided in the terms of any stock issuance, all outstanding repurchase rights under the Stock Issuance Program will terminate upon a merger, asset sale or other change in control, and all underlying shares issued under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to a successor corporation or otherwise continued in effect pursuant to the terms of a merger or asset sale.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Election

The Plan Administrator may provide one or more participants in the Discretionary Option Grant Program and Stock Issuance Program with the right to have us withhold a portion of the shares otherwise issuable to such participants in satisfaction of applicable withholding taxes that attach upon the exercise of options or the vesting of stock issuances or share right awards. Alternatively, the Plan Administrator may allow participants to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations (including applicable Nasdaq Global Select Market rules).

Unless sooner terminated by the Board, the Stock Incentive Plan will terminate on the earliest of:

(i)  March 6, 2016 (but any options, stock issuances or other awards outstanding on such date shall remain in effect in accordance with their terms);

(ii)  the date on which all shares available for issuance under the Stock Incentive Plan have been issued as fully vested shares; or

(iii)  the termination of all outstanding options and stock issuances in connection with certain changes in control or ownership of the Company.

New Plan Benefits

The following tabulation reflects the awards granted or expected to be granted to the following persons for 2012 under the Stock Incentive Plan:

Name and Position	Dollar Value ($)(1)(2)		Number of Units(1)
Jon P. Stonehouse	870,320	(3)	184,000	(3)
President, Chief Executive Officer	157,287	(4)	33,253	(4)
	219,383	(10)	41,947	(10)
Thomas R. Staab, II	146,630	(3)	31,000	(3)
Senior Vice President and Chief Financial Officer	26,488	(4)	5,600	(4)
	62,702	(10)	11,989	(10)
Yarlagadda S. Babu	293,260	(3)	62,000	(3)
Vice President, Drug Discovery	52,976	(4)	11,200	(4)
	110,028	(10)	21,038	(10)
David S. McCullough	236,500	(3)	50,000	(3)
Vice President, Strategic Planning and Commercialization	40,205	(4)	8,500	(4)
	81,091	(10)	15,505	(10)
William P. Sheridan	236,500	(3)	50,000	(3)
Senior Vice President and Chief Medical Officer	40,205	(4)	8,500	(4)
	559,000	(9)	100,000	(9)
	119,604	(10)	22,869	(10)
Executive Officer Group	1,926,884	(3)	407,375	(3)
	341,402	(4)	72,178	(4)
	631,126	(10)	120,674	(10)
Non-Employee Director Group		(5)	120,000	(6)

Non-Executive Officer Employee Group	4,082,548	(7)	863,118	(7)
	687,751	(8)	145,402	(8)
	938,236	(10)	179,395	(10)

(1)	With the exception of the automatic option grant to non-employee directors, future awards under the Stock Incentive Plan are indeterminable. All grants are determined by the Plan Administrator in its discretion and no arrangements have been made at this time with respect to the shares reserved for issuance under the Stock Incentive Plan.

(2)	Amounts shown in the Dollar Value column represent the number of stock options granted multiplied by the exercise price of such options or the number of shares of restricted stock granted multiplied by the closing price of the Common Stock on the grant date, as applicable.

(3)	Represents stock options granted on March 1, 2012 under the Stock Incentive Plan.

(4)	Represents restricted stock awards granted on March 1, 2012 under the Stock Incentive Plan.

(5)	The dollar value of the options to be granted to our non-employee directors pursuant to the Automatic Option Grant Program is indeterminable because the options will be granted immediately after the Meeting and their value will depend on the value of our Common Stock at that time.

(6)	Represents the options to be granted pursuant to the Automatic Option Grant Program under the Stock Incentive Plan to non-employee directors immediately following the Meeting for directors continuing in service after the Meeting.

(7)	Represents options granted to employees who are not executive officers on March 1, 2012 under the Stock Incentive Plan.

(8)	Represents restricted stock awards granted to employees who are not executive officers on March 1, 2012 under the Stock Incentive Plan.

(9)	Represents a retention stock option grant that will vest 100% after 3 years with a grant date of March 9, 2012.

(10)	Represents restricted stock awards granted on March 15, 2012 in place of a cash payment under the Annual Incentive Plan, and includes shares withheld to satisfy payment of income taxes.

Equity Compensation Plan Information

As of March 28, 2012, an aggregate of 13,940,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan, without giving effect to the share increase proposed under the terms of this proposal. The total number of shares available under the Stock Incentive Plan as of March 28, 2012, without giving effect to the share increase proposed under the terms of this proposal is 9,166,631. This amount consists of 8,904,698 shares reserved for awards already granted and 261,933 shares of Common Stock available for future issuance under the Stock Incentive Plan.

Information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2011, which does not give effect to the increase of 1,700,000 shares of Common Stock included in the proposal as noted below. The weighted average outstanding life of the 7,857,066 shares reserved for stock option awards already issued is 6.5 years.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	7,857,066	(1)	6.21	2,146,782	(2)
Equity compensation plans not approved by security holders	110,000	(3)	8.20	—

Total	7,967,066		6.24	2,146,782

(1)	Represents stock option awards granted under the Stock Incentive Plan. The number of shares that may be issued pursuant to the Employee Stock Purchase Plan during a given period and the purchase price of such shares cannot be determined in advance of such purchases.

(2)	Consists of 2,010,215 shares available for future issuance under the Stock Incentive Plan and 136,567 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	Consists of stock option awards granted by the Board of Directors to recruit Mr. David McCullough to the Company.

Federal Income Tax Consequences

Option Grants

Options granted under the Stock Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction. If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.

Stock Issuances

Generally, the issuance of unvested stock will not result in taxable income to the employee. Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid. The participant may however, elect under Section 83(b) of the Internal Revenue Code, to include in his ordinary income at the time the stock is issued the fair market value of such shares less any amount paid. Any cash dividends paid thereafter will be treated as dividend income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Share Rights Awards

No taxable income is recognized by a participant upon grant of a share right award. The participant will recognize ordinary income in the year in which the share right award vests and the underlying stock is issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Any cash or other property paid with respect to such shares on the vesting date will also be includible in the participant’s ordinary income as compensation at the time of payment. A participant may not make an 83(b) election with respect to a share right award. We will be entitled to an income tax deduction to the extent the participant recognizes ordinary income with respect to a share right award. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by the Company in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Compensation attributable to stock issuances or share right awards granted under the Stock Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS THE AMENDMENT OF THE STOCK INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK INCENTIVE PLAN.

3.	APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN BY 150,000 SHARES TO 234,371 SHARES AS OF MARCH 28, 2012

In May 1995, the Company’s stockholders approved the Company’s Employee Stock Purchase Plan (the “ESP Plan”). As initially adopted, a total of 200,000 shares of Common Stock were reserved for issuance under the ESP Plan. On May 15, 2002, the Company’s stockholders amended the ESP Plan to (i) increase the number of shares available under the ESP Plan by 200,000, and (ii) eliminate the January 2005 termination date of the ESP Plan. On May 21, 2008, the Company’s stockholders amended the ESP Plan to increase the number of shares available under the ESP Plan by 200,000. On May 13, 2010, the Company’s stockholders amended the ESP Plan to increase the number of shares available under the ESP Plan by 225,000. As a result of these amendments, a total of 825,000 shares of Common Stock have previously been reserved for issuance under the ESP Plan. As of March 28, 2012, 740,629 shares had been issued, leaving a total of 84,371 shares available for future purchase under the ESP Plan.

Proposal

On March 29, 2012, the Board adopted, subject to stockholder approval, an amendment to the ESP Plan to add 150,000 shares of Common Stock to the number of shares authorized for issuance under the ESP Plan, bringing the total number of shares of Common Stock subject to the ESP Plan to 975,000. When added to the remaining shares available for issuance under the ESP Plan as of March 28, 2012, the increase will result in a total of 234,371 shares being available for future employee purchases under the ESP Plan, subject to adjustment in the event of a change in capital structure of the Company (as discussed below).

The Board of Directors believes that the approval of the amendment to the ESP Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares for issuance under the ESP Plan and the ability of eligible employees to acquire a proprietary interest in the Company is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

Summary of the Employee Stock Purchase Plan

The following summary of the ESP Plan does not contain all of the terms and conditions of the ESP Plan, and is qualified in its entirety by the specific language of the ESP Plan, as amended to increase the number of shares authorized for issuance thereunder.

General

Purposes.    The ESP Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the ESP Plan is to allow eligible employees of the Company to subscribe for and purchase shares of the Company’s Common Stock directly from the Company at a discounted price through payroll deductions to encourage greater employee ownership in the Company and as an incentive for continued employment.

Administration.    The ESP Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Subject to the specific provisions of the ESP Plan, all questions of interpretation or application of the ESP Plan are determined by the Committee and its decisions are final, conclusive and binding upon all participants. The Company pays all administrative expenses of the ESP Plan.

Amendment and Discontinuance.    Following the end of any Purchase Period, the Board may alter, amend, suspend or discontinue the ESP Plan. However, the Board may not take the following actions with respect to the ESP Plan without receiving the prior approval of the stockholders, except for permissible adjustments in the event of certain changes in the Company’s capitalization: (i) materially increase the number of shares of Common Stock issuable under the ESP Plan or the maximum number of shares purchasable per participant on any one purchase date; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the ESP Plan; or (iii) materially increase the benefits accruing to participants under the ESP Plan or materially modify the requirements for eligibility to participate in the ESP Plan. Unless earlier terminated by the Board, shares of Common Stock will be offered for purchase under the ESP Plan until the earlier of (i) the date on which the maximum number of shares of Common Stock available for issuance under the ESP Plan shall have been purchased or (ii) the date on which all purchase rights are exercised in connection with an Acquisition (as defined below). Notwithstanding the date of termination determined by the preceding sentence, the Board of Directors may act to terminate the ESP Plan at the end of any Purchase Period (as defined below) under the ESP Plan.

Eligibility and Participation

Employees (including officers and employee directors) who are employed by the Company or any participating subsidiary on a basis which requires such employee to work more than twenty (20) hours per week for more than five (5) months per calendar year at the commencement of each six-month purchase period (a “Purchase Period”), are eligible to participate in the ESP Plan, subject to certain limitations imposed by the Code and certain other limitations set forth in the ESP Plan. No purchase rights will be granted to any employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporation.

As of March 28, 2012, 74 employees were eligible to participate in the ESP Plan, and approximately 44 employees were participating. Participants participate in the ESP Plan by electing payroll deductions on or prior to the commencement of a Purchase Period that accumulate to purchase shares of Common Stock. The actual benefits, if any, to participants in the ESP Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of Company Common Stock on the date of purchase and the purchase price of the shares, as described below.

Purchase Periods and Payroll Deductions

Purchase Periods run from the first business day of February to the last business day of July and from the first business day in August to the last business day of the next succeeding January. Eligible employees may elect to participate in the ESP Plan on or prior to the start date of any Purchase Period. An eligible employee electing to participate may authorize payroll deductions in integral multiples of 1% of the base salary paid to such participant during the Purchase Period up to a maximum of 15% of base salary. The participant may decrease his rate of payroll deduction one time during any Purchase Period, but cannot increase the rate of deduction during the Purchase Period. Any elections to increase the rate of deduction will take effect at the beginning of the next Purchase Period. A participant may, at any time prior to the last day of the Purchase Period, terminate his right to purchase shares of Common Stock at the end of the Purchase Period, and no further payroll deductions will be collected from the participant during that Purchase Period. Payroll deductions accumulated in the terminating participant’s account shall, at the participant’s election, be immediately refunded to the participant or held for the purchase of shares on the last day of the next Purchase Period. Terminating participants who fail to make an election with respect to accumulated payroll deductions shall be refunded such deductions as soon as possible.

Payroll deductions are credited to accounts established in each participant’s name on the books of the Company. No interest accrues on payroll deductions credited to such accounts during the Purchase Period. On the last business day of each Purchase Period, the amount in each participant’s account is used to purchase whole shares of Common Stock of the Company on such purchase date. Any amount remaining in the participant’s account will be carried over to the next Purchase Period, except for amounts not applied to the purchase of Common Stock because the limitations on the number of shares purchasable per participant is exceeded, which amounts will be promptly refunded to the participant after the purchase date. A participant will not acquire any stockholder rights with respect to purchase rights under the ESP Plan until shares of Common Stock are actually purchased for such participant at the end of each Purchase Period. During a participant’s lifetime, rights to purchase shares of Common Stock pursuant to the ESP Plan shall be exercisable only by the participant.

Purchase Price and Amount of Common Stock Purchased

The purchase price per share for which shares of Common Stock will be sold at the end of a Purchase Period under the ESP Plan is the lesser of (i) 85% of the “fair market value” per share of the Common Stock on the start date of the Purchase Period or (ii) 85% of the “fair market value” per share of Common Stock on the purchase date. For purposes of the ESP Plan, the “fair market value” per share on any relevant date will be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Global Market if, at the time, the Common Stock is traded on the Nasdaq Global Market, or the closing selling price per share of the Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on the composite tape of transactions on such exchange, if at the time the Common Stock is listed on any stock exchange. In either case, if there is no closing selling price for the Common Stock on the date in question, then the “fair market value” shall be the closing selling price on the immediately preceding date for which such quotation exists.

The maximum number of shares which a participant may purchase on any purchase date may not exceed 3,000 shares of Common Stock (subject to adjustment in the event of a change in the capital structure of the Company as discussed below). In addition, a participant may not purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on the start date of the Purchase Period) each calendar year.

Mergers, Acquisitions and Other Corporate Transactions

In the event of certain acquisitions of the Company by merger or asset purchase (an “Acquisition”), all payroll deductions for the Purchase Period in which such Acquisition occurs will be automatically applied to the purchase of Common Stock immediately prior to the effective date of the Acquisition, subject to the limitations on purchase during any Purchase Period. The purchase price of such shares will be 85% of the lesser of (i) the “fair market value” of the Common Stock on the start date of the Purchase Period or (ii) the “fair market value” of the Common Stock immediately prior to the Acquisition. The Company will provide at least ten days notice prior to any Acquisition to each participant, and each participant will have the right to terminate participation in the ESP Plan prior to the effective date of the Acquisition should a participant not wish to have shares purchased in connection with the Acquisition.

In the event of any stock split, common stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration by the Company, the number of shares of Common Stock issuable under the ESP Plan and any outstanding purchase rights (and the price per share in effect under any such purchase right) is subject to adjustment in order to prevent the dilution or enlargement of benefits under the ESP Plan and such purchase rights.

Termination of Employment or Loss of Eligibility

If a participant’s employment terminates for any reason, including death or disability, or the participant otherwise loses his status as an eligible employee, then all payroll deductions for the Purchase Period in which employment terminates or eligibility is lost are automatically refunded to the participant or the participant’s estate or personal representative, as applicable.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the ESP Plan to participants and to the Company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. Participants are advised to seek personal tax advice when they participate in the ESP Plan. The ESP Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Tax Treatment of Participants.    Under plans which qualify as “employee stock purchase plans,” no taxable income is recognized by the participant either upon receipt of the purchase right at the time of entry into the Purchase Period or upon the actual purchase of shares on each purchase date. All tax consequences with respect to such purchases are deferred until the participant disposes of the shares. A disposition of shares generally includes any transfer of legal title, whether by sale, exchange or gift, but does not include a transfer to a participant’s spouse or a transfer to joint ownership if the participant remains one of the joint owners, or a transfer into the participant’s brokerage account.

The participant’s federal income tax liability upon disposition will depend on whether the participant makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (i) more than two years after the start date of the Purchase Period and (ii) more than one year after the actual purchase date. A disqualifying disposition is any sale or other disposition which is made prior to the satisfaction of either of these two minimum holding period requirements; provided, however, that if a participant dies while owning the shares, the transfer of the shares upon death will generally be considered a qualifying disposition.

With respect to a qualifying disposition, a participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the Purchase Period in which those shares were purchased. Any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price the participant paid for the shares, there will be no ordinary income, and any loss recognized will be a long-term capital loss.

In the case of a disqualifying disposition, a participant will recognize ordinary income in the year of such disposition equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares are held for more than one year from the date of purchase.

Tax Treatment of the Company.    When a participant recognizes ordinary income upon making a disqualifying disposition, the Company will generally be entitled to a tax deduction in the amount of the ordinary income. In other cases, no deduction is allowed the Company.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and voting on the matter is necessary to approve the amendment to the ESP Plan. Accordingly, abstentions with respect to the proposal to approve the amended ESP Plan will have the same effect as a vote against the proposal to approve the amended ESP Plan. Broker non-votes will have no effect upon the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN

4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2012. Services provided to the Company by Ernst & Young LLP in fiscal 2011 and 2010 are described below.

The Company is asking its stockholders to ratify the selection of Ernst & Young LLP as its independent registered public accountants. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate practice.

Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

In connection with the audit of the 2011 consolidated financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2011 and 2010, respectively.

	2011	2010
(1) Audit Fees	$379,883	$306,200
(2) Audit-related fees	—	—
(3) Tax fees	—	—
(4) All other fees	—	—

It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent registered public accounting firm, other than such non-audit services as are prohibited by law to be performed by the independent registered public accounting firm and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws. The Audit Committee may delegate to one or more of its designated members the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at each of its scheduled meetings. Audit fees for 2011 and 2010 included $71,475 and $8,000, respectively, for services related to SEC filings, including comfort letters and consents.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2012.

In the event that the Company’s stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

CORPORATE GOVERNANCE

The Company is governed by a Board of Directors, which currently consists of eight directors as determined by resolution of the Board in accordance with the Company’s Certificate of Incorporation. The Board has determined that seven of the eight current members of the Board (Abercrombie, Erck, Higgins, Horovitz, Hutson, Jensen, Lee and Sanders), are independent as defined by the Nasdaq Global Select Market, or Nasdaq. There are no family relationships among any of our directors or executive officers.

The Board has established the Audit, Compensation, and Corporate Governance and Nominating committees to assist in the oversight of the Company. The Board has adopted charters for each of these committees, which are posted on the Company’s website at www.biocryst.com. The Company also makes available at its website its code of business conduct, which applies to all employees of the Company as well as the members of the Board of Directors. The Company intends to post on its website any amendments to, or waivers from, its code of business conduct. Printed copies of these charters or the code of business conduct may be obtained, without charge, by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703.

Board Leadership Structure

The Board has appointed Dr. Horovitz as the Chairman of the Board and as such he presides over the Board meetings and any executive session of the non-management directors. An executive session is held after every regularly scheduled Board meeting.

The Company’s CEO is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. The Company’s independent Chairman provides input to the CEO and is responsible for presiding over the meetings of the Board and executive sessions of non-management directors. The Company believes that separating the roles of Chairman and CEO is the most appropriate leadership structure for the Company at this time, based on the current circumstances and direction of the Company and the membership of the Board, including the vast experience of our Chairman in the pharmaceutical industry. This leadership structure permits the CEO to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.

Risk Oversight

The Board oversees the Company’s risk management function, primarily through its Audit Committee. Under its charter, the Audit Committee is responsible for reviewing and discussing the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for reviewing, discussing and advising the Board with respect to our corporate compliance program and code of business conduct. For a description of the Compensation Committee’s role in evaluating risks related to our executive compensation program, see “Compensation Discussion and Analysis” below.

Committees of the Board

Audit Committee

The Company has an Audit Committee, currently consisting of Mr. Lee, Dr. Horovitz and Mr. Abercrombie, which is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Board has adopted an Audit Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Audit Committee members are “independent” directors as defined by Nasdaq and the SEC and meet Nasdaq’s financial literacy requirements for audit committee members. The Board has determined that Mr. Lee qualifies as an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee met five times during 2011.

Compensation Committee

The Company has a Compensation Committee, currently consisting of Mr. Erck, Mr. Abercrombie, Dr. Jensen and Dr. Sanders. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs. The Board has adopted a Compensation Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Compensation Committee members are “independent” directors as defined by Nasdaq. The Compensation Committee held four meetings during 2011. More information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of consultants in determining or recommending the amount or form of director and executive compensation is included in under the heading “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee consisting of Drs. Horovitz, Hutson and Jensen and Mr. Abercrombie. The Corporate Governance and Nominating Committee selects persons for election or re-election as directors and provides oversight of the corporate governance affairs and policies of the Board of Directors and the Company. The Board has adopted a Corporate Governance and Nominating Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Corporate Governance and Nominating Committee members are “independent” directors as defined by Nasdaq. The Corporate Governance and Nominating Committee met four times during 2011.

Selection of Board Nominees

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including biographical information and personal references. All submissions by stockholders should be sent directly to the Chairman of the Board, Dr. Zola P. Horovitz, at 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Chairman will provide copies of all submissions to the Committee for their consideration.

The Committee reviews all submissions and evaluates them based on predetermined selection criteria to identify prospective nominees. Once the Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against our director selection criteria, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

In evaluating candidates for Board membership, consideration is given to obtaining a diversity of experience and perspective within the Board. In considering diversity, we look at the entirety of the Board. Although we do not seek constituent or representational directors, the Committee considers the diversity of the Board whenever we are looking for a new director. The Committee and the Board evaluate the Board’s diversity on a periodic basis as part of their review of the Board as a whole. For example, our Board conducts annual self-evaluations, which the Committee oversees, designed to solicit directors’ views on a variety of topics, including whether directors as a whole have the appropriate mix of characteristics, business experience, background and tenure.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee selects the director nominees for the next annual meeting of shareholders. The Committee recommended the nomination of each incumbent director whose term was expiring at the Annual Meeting for re-election to the Board of Directors.

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors, may do so by writing the Corporate Secretary, 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Secretary will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During 2011, the Board held five meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he or she is a member, with the exception of Dr. Sanders. We encourage all members of the Board to attend the Annual Meeting of Stockholders. Our President and Chief Executive Officer was in attendance at the 2011 Annual Meeting of Stockholders.

Certain Relationships and Related Transactions

During 2011, there were no relationships or related transactions requiring disclosure between the Company and any of its directors, executive officers or five percent stockholders. The Audit Committee Charter requires all related party transactions to be pre-approved by the Audit Committee.

EXECUTIVE OFFICERS

Below you can find information, including biographical information, about our executive officers (other than Mr. Stonehouse, whose biographical information appears above).

Name	Age(1)	Position(s) with the Company
Yarlagadda S. Babu, Ph.D.	59	Vice President, Drug Discovery
Robert S. Lowrey	51	Controller and Principal Accounting Officer
David S. McCullough	47	Vice President, Strategic Planning, Commercialization and Corporate Development
William P. Sheridan	57	Senior Vice President and Chief Medical Officer
Thomas R. Staab II	44	Senior Vice President and Chief Financial Officer

(1)	Age as of March 28, 2012.

Yarlagadda S. Babu, Ph.D., joined BioCryst in 1988 and was BioCryst’s first full-time employee. Dr. Babu has served as the Company’s Vice President — Drug Discovery since 1992. Prior to joining BioCryst, he served five years on the biochemistry faculty at the University of Alabama at Birmingham.

Robert S. Lowrey joined BioCryst in February 2011 as its Controller and Principal Accounting Officer effective. Mr. Lowrey served as Assistant Vice President, Finance at Dex One Corporation, a publicly held marketing solutions company, from February 2010 through December 2010, where he led a company-wide risk management initiative and had treasury and investor relations responsibilities. Mr. Lowrey had previously served as Assistant Vice President/Assistant Controller, from January 2007 until February 2010, and as Director, External Reporting, from October 2003 until January 2007, at Dex One Corporation. From June 2000 to October 2003, Mr. Lowrey served as the Chief Financial Officer of Summus, Inc., a publicly held software development company. Mr. Lowrey is a certified public accountant and previously served as an auditor with Ernst & Young LLP for 10 years. He received his B.A. in Business Administration from Grove City College.

David S. McCullough joined BioCryst in April 2007 as its Vice President, Strategic Planning, Commercialization and Corporate Development. Prior to joining BioCryst, Mr. McCullough served as Director, Global Corporate Development in the Ethical Pharmaceuticals Division at Merck KGaA in Darmstadt, Germany from February 2002 to April 2007. In that position he was responsible for leading the company’s efforts in evaluating the commercial value of specific product opportunities, and in the case of the Serono SA acquisition, their entire company portfolio. Mr. McCullough led the commercial assessment of strategic and financial attractiveness of over 40 companies in oncology and other therapeutic areas. From June 1995 to January 2002, Mr. McCullough was an integral part of the Business Operations and Market Research Team in the Oncology Business Unit of Eli Lilly and Company. Mr. McCullough received his Bachelor of Science degree from Western Illinois University.

William P. Sheridan joined BioCryst in July 2008 as its Senior Vice President and Chief Medical Officer. Dr. Sheridan spent 15 years in drug development at Amgen Pharmaceuticals, Inc. before joining the Company, most recently as Vice President of North American Medical Affairs from March 2007 to November 2007. Dr. Sheridan organized and led Amgen’s U.S. Medical Affairs function, making significant contributions to the successful launch of many compounds, including Aranesp®, Enbrel®, Kineret®, Neulasta® and Sensipar®. In addition to his most recent position at Amgen, Dr. Sheridan held titles at the Vice President level in International Medical Affairs, from March 2005 to February 2007; Global Health Economics, from January 2004 to January 2005; and Outcomes Research, U.S. Medical Affairs and Product Development from January 2002 to December 2003. Prior to joining Amgen, Dr. Sheridan practiced medicine at the Royal Melbourne Hospital in Victoria, Australia as Head of the Bone Marrow Transplant Service. He earned his MB BS degree (M.D. equivalent) at the University of Melbourne in Victoria. He is a board-certified fellow of the Royal Australasian College of Physicians, with a sub-specialty in hematology and medical oncology. After leaving Amgen in November 2007 and prior to joining the Company, Dr. Sheridan served as an independent consultant for pharmaceutical companies, including BioCryst.

Thomas R. Staab, II joined BioCryst in July 2011 as its Chief Financial Officer and Treasurer. Mr. Staab most recently served as Executive Vice President, Chief Financial Officer and Treasurer of Inspire Pharmaceuticals from May 2003 through its $430 million acquisition by Merck & Co., Inc. in May 2011. Prior to joining Inspire, he held senior financial positions of acting Chief Financial Officer and Treasurer at Triangle Pharmaceuticals, Inc. through its $465 million acquisition by Gilead Sciences, Inc. in 2003. Before joining Triangle, Mr. Staab spent eight years working for PriceWaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in the biotechnology, pharmaceutical, pulp and paper and communications industries. Mr. Staab currently serves on the Executive Committee of the Board of Directors of the North Carolina Biosciences Organization and is a member of its Audit Committee. He is a Certified Public Accountant and received a B.S. in Business Administration and a Masters of Accounting from the University of North Carolina at Chapel Hill.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The Compensation Committee (referred to in this section as the Committee), of the Board of Directors has the responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Our goal is to provide a compensation package that attracts, motivates and retains executive talent and is designed to align executives’ interest with the Company’s corporate strategies, business objectives and the interests of the stockholders. We refer to the individuals who served as our chief executive officer, or CEO, and chief financial officer, or CFO, during 2011, as well as the other three individuals included in the Summary Compensation Table, as our “Named Executive Officers” or “NEOs.” Those individuals are as follows:

•	Jon P. Stonehouse, who joined the Company in January 2007 as Chief Executive Officer and Director. He was also named President in July 2007.

•	Thomas R. Staab, II, who joined the Company in July 2011 as its Chief Financial Officer and Treasurer.

•	Yarlagadda S. Babu, Ph.D., who joined the Company in 1988 and was BioCryst’s first full-time employee. Dr. Babu has served as the Company’s Vice President — Drug Discovery since 1992.

•	David S. McCullough, who joined the Company in April 2007 as its Vice President, Strategic Planning, Commercialization and Corporate Development.

•	William P. Sheridan, who joined the Company in July 2008 as its Senior Vice President and Chief Medical Officer.

The Committee’s primary objectives for our executive compensation program are as follows:

•

to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance and long-term strategic goals;

•	to align the interests of our executives with the Company’s corporate strategies, business objectives and the long-term interests of our stockholders; and

•	to attract, motivate and retain our executive talent

Role of the Compensation Committee and Executive Officers

The Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. All employees in the Company are expected to participate in an annual performance review, which provides an assessment of the individual employee’s performance and contributions toward the achievement of Company objectives. The Committee assesses the CEO’s performance and makes compensation decisions for the CEO. The Committee also reviews and approves the performance recommendations of the CEO with respect to the other Named Executive Officers and makes and compensation decisions for the other Named Executive Officers based in part on its consideration of the recommendations of the CEO.

Role of Compensation Consultants

It is the practice of the Company to use a compensation consultant to perform an annual competitive compensation analysis of the Company’s overall compensation practices. The overall analysis is conducted by LCG Group, and is focused on evaluating all positions within BioCryst, establishing appropriate organization levels within the Company and determining the competitive range of compensation, including both cash and stock, for each of the organization levels.

For executive positions, LCG Group conducted an updated analysis of competitive base salary, annual incentive targets and stock option grant levels based on the Radford Biotechnology Survey, a survey of the majority of the biotechnology companies across the country, focusing on comparable positions at 126 comparably-sized companies with 50 to 149 employees. The results of this analysis were reviewed by the Committee in connection with its 2011 compensation decisions.

2011 Elements of Executive Compensation

The Company’s 2011 compensation program for executive officers was primarily comprised of the following elements:

•	base salary;

•	annual incentive compensation;

•	stock option grants;

•	long-term equity incentive awards; and

•	other employee benefits.

Base Salary

The Company provides our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. In determining the base salary amount for each Named Executive Officer, the Committee primarily considers:

•	industry experience, knowledge and qualifications;

•	salary levels in effect for comparable positions within the Company’s industry obtained from the Radford Biotechnology Survey; and

•	individual performance of the executive.

Base salary amounts are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in responsibility. The Company’s compensation practice is to generally target the competitive 50th percentile for base salary, annual incentive and stock option grants. Base salary levels for our Named Executive Officers may fluctuate from the 50th percentile based on each Named Executive Officer’s particular experience, performance and value to the Company. For example, high-performing, experienced Named Executive Officers may be paid at the 75th percentile, while newer Named Executive Officers may be paid at the 25th percentile.

Each of our Named Executive Officers other than Mr. Grant, who notified the Company of his intention to resign effective May 31, 2011, and Mr. Staab, who had not yet joined the Company, received an increase in base salary of 2.0% to 3.0% in March 2011, primarily in recognition of the continuing advancement of the Company’s clinical programs and key business milestones during 2010, and varying based on the performance of each Named Executive Officer. To assist in determining appropriate base salary increases, LCG Group provided competitive base salary levels by updating the competitive data provided by the Radford Biotechnology Survey described in more detail above.

For Mr. Stonehouse, who was hired as our CEO during 2007, the Committee reviewed the above criteria and the competitive data, and established a base salary increase of 3.0% effective March 2011. This increase resulted in a base salary of $461,860, approximating between the 50th and 75th percentile.

Dr. Babu, our Vice President, Drug Discovery, was provided a base salary increase of 3.0% effective March 2011. This resulted in a base salary of $325,030, approximating the 75th percentile.

Mr. McCullough, who was hired as our Vice President, Strategic Planning, Commercialization and Business Development during 2007, was provided a base salary increase of 2.0% effective March 2011. This resulted in a base salary of $270,300, approximating the 25th percentile.

Dr. Sheridan, who was hired as our Chief Medical Officer, or CMO, during 2008, was provided a base salary increase of 3.0% effective March 2011. This increase resulted in a base salary of $398,680, at slightly above the 75th percentile.

Mr. Staab was hired as our Chief Financial Officer, or CFO, in July 2011. Mr. Staab’s base salary for 2011 of $370,000 was negotiated with the Company in connection with his hiring, slightly above the 75th percentile.

Each of our Named Executive Officers other than Mr. Stonehouse, who requested that he forgo his merit increase in 2012 to preserve the Company’s capital, received an increase in base salary of 1.5% to 5.0% in March 2012, primarily in recognition of the continuing advancement of the Company’s clinical programs and key business milestones during 2011, and varying based on the individual performance of each Named Executive Officer during the year as well as the comparative base salary benchmarks. To assist the Committee in determining appropriate base salary increases, LCG Group provided competitive base salary levels by updating the competitive data provided by the Radford Biotechnology Survey described in more detail above.

For Mr. Stonehouse, the Committee maintained a base salary of $461,860 for 2012. As described above, Mr. Stonehouse did not receive a base salary increase in 2012 at his request. His base salary level remains between the 50th and 75th percentile. In lieu of a base salary increase, the Committee approved a 2% merit increase in the form of restricted stock, the amount and price of the additional shares to be based on the stock price as of March 1, 2012.

Mr. Staab was provided a pro-rated base salary increase of 2.5% effective March 2012. The increase was pro-rated based on his hiring date of July 1, 2011. This pro-rated increase resulted in a base salary of $376,200, at slightly above the 75th percentile.

Dr. Babu was provided a base salary increase of 2.0% effective March 2012. This resulted in a base salary of $331,540, at slightly above the 75th percentile.

Mr. McCullough was provided a base salary increase of 5.0% effective March 2012. This resulted in a base salary of $283,820, slightly below the 25th percentile.

Dr. Sheridan was provided a base salary increase of 2.0% effective March 2012. This increase resulted in a base salary of $406,660, at slightly above the 75th percentile.

Annual Incentive Compensation (AIP)

It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance. The 2011 AIP was designed to achieve the objective of basing a substantial portion of compensation on the achievement of Company performance objectives. The AIP provides incentive targets and ranges for employees of the Company who are Executive Directors and above, including the NEOs. For 2011, senior management, with the approval of the Committee and the Board, established certain corporate objectives and each NEO developed personal objectives to help achieve the corporate objectives.

The AIP payout has a target percentage of annual base salary that is determined according to the employee’s level of responsibility. The target percentage was set based on benchmark data described below. Based on performance the actual payout can range from 0 to a maximum percentage of annual base salary and varies by level in the Company. The overall amount of the AIP pool each performance year is determined by the

Committee and based on their assessment of the Company performance against the current year corporate objectives multiplied by the sum of all participants at target performance. The AIP plan allows the Committee use its discretion in setting the size of the AIP pool. The Committee may decide that the pool is as low as 0 for a year of poor Company performance and may establish a pool that exceeds target for a year of exceptional Company performance.

Based on benchmark data provided by the LCG Group based upon the Radford Biotechnology Survey, the Committee adjusted the AIP and incentive targets and maximums in line with benchmark data starting in the 2010 performance plan year for all participants other than the CEO, who was already at benchmark. The targets and maximums for the Named Executive Officers in the 2011 plan year were: CEO Jon Stonehouse: target 50% and maximum 75%; Drs. Sheridan and Babu and Messrs. Staab and McCullough: target 30% and maximum 36%. At the time these ranges were set, the Committee believed that payout at the target performance level was challenging but achievable and that payout at the maximum performance level represented a “stretch” performance target, but was nevertheless achievable. Payout to individuals under the AIP relative to the incentive ranges are based on Company performance and individual contributions to the Company’s performance and all awards under the plan are settled in cash. All awards are reviewed and approved by the Committee.

In an effort to ensure the Company’s executives are accountable for supporting corporate objectives, the Committee decided for the 2011 performance year that AIP award payouts would be based upon the Committee’s assessment of the achievement of the corporate objectives, along with its assessment of individual contributions toward achieving those objectives for all of the NEOs except the CEO. The most senior executives were assessed to have more ability to influence and responsibility for overall Company performance, and therefore Company performance was considered more heavily by the Committee in determining individual AIP payouts for those executives, though no specific weighting was applied by the Committee. For the CEO, 100% of his AIP opportunity was based upon Company performance. The Company and Committee uses discretion in light of overall employee performance and total contribution made toward long term and short term objectives of the Company in assessing and determining the overall performance and AIP payout to Company employees who are entitled to receive them, including the Named Executive Officers.

The corporate objectives established for 2011 related to the continued progress of our two main clinical programs (peramivir and BCX4208), advancing our early development programs and maintaining the Company’s financial strength. The Committee assessed the Company performance against each objective and used its discretion to consider any other major accomplishments by the Company over the course of the performance year that were not included in the original Company objectives. The Committee used its discretion to assess the Company’s performance and scored the Company’s performance according to whether or not the Company exceeded the objective, met the objective, partially met the objective or did not meet the objective and awarded points which would total 100 if the Company met all the objectives.

With respect to the clinical programs objective, the Committee determined that the Company exceeded the objectives with respect to BCX4208 and partially met the objectives for peramivir. The Committee determined that the Company overall exceeded target performance for the clinical programs objective and awarded 51 points out of a possible 50 points for overall performance. The Committee’s assessment was based on excellent execution of BCX4208 study 203 and delivering positive results as well as data being available for 6 month safety study for the BCX4208 program ahead of expectations and keeping the peramivir program on plan for enrollment, securing a $55 million HHS/BARDA development contract extension, successfully completing an In Process Review (IPR) and enrolling over 50 additional sites in India and Eastern Europe.

With respect to the early development programs, the Committee determined that the Company’s performance met the objective and awarded 25 points out of a possible 25 points for overall performance of that objective. This was due to the Company advancing BCX4161 into toxicology for oral clinical development, and advancing BCX5191 into preclinical development toward INDs.

With respect to the objective of maintaining a strong financial position, the Committee determined that the Company partially met the target performance and awarded 19 points out of a possible 25 points based on managing cash burn to below the guidance of $35 million for the year, monetizing the Shionogi peramivir royalty stream, and establishing the Company’s At The Market (ATM) offering program, which gave the Company the opportunity to raise capital quickly and efficiently while incurring limited offering costs and being opportunistic with regard to stock price. In addition, the Company implemented cost-cutting initiatives, including the completion of the corporate reorganization and outsourcing project, which included moving the Company’s headquarters from Birmingham, AL to Durham, NC.

Therefore, the resulting overall Company performance assessed by the Committee in the performance year 2011 was 95 points or 95% toward target.

For 2011, in an effort to preserve the Company’s capital and further reinforce the alignment between management and shareholders’ interests, while still recognizing the excellent performance of the Company in meeting its corporate objectives for the year, management recommended and the Committee approved issuing AIP payments in the form of restricted stock, 100% vested on the grant date with a six month lock up period, the price and number of restricted stock shares to be based on the closing stock price as of March 15th, 2012, the grant date. The Company withheld the necessary number of awarded shares of restricted stock to account for tax liability, and issued the net number of shares of restricted stock and paid the tax liability on behalf of Mr. Stonehouse and the Named Executive Officers and other eligible employees.

Jon Stonehouse, our CEO, is responsible for ensuring that the corporate objectives are fully supported in order to progress the Company toward its strategic plan. Accordingly, 100% of his performance is based on Company performance and his performance rating is the performance of the Company as a whole. He therefore received an AIP payment of 95% of target, or $219,383, paid in the form of 41,947 shares of restricted stock.

For all of the other Named Executive Officers, the Committee assessed the contribution of the individuals to the achievement of the overall Company objectives, and adjusted the corporate objective achievement percentage of 95% up or down based on its subjective assessment of the level of the individual’s contribution to overall Company performance. The Committee used its discretion to determine the overall AIP payout for each individual Named Executive Officer, other than the CEO.

With respect to Mr. Staab, the Committee approved an overall AIP payment of approximately 112% of target, resulting in a pro-rated payment of $62,702 paid in the form of 11,989 shares of restricted stock. This was largely based on his individual contributions to corporate objectives, including in particular his contribution to the corporate financial position objective, and to cost controls and efficiency improvements that he identified and initiated.

With respect to Dr. Babu, the Committee approved an overall AIP payment of approximately 112% of target, resulting in a payment of $110,028, paid in the form of 21,038 shares of restricted stock. This was largely based on his individual contributions to corporate objectives, and to advancement of the Company’s preclinical programs, in particular BCX4161 (the Hereditary Angioedema program) and BCX5191 (the Hepatitis C program).

With respect to Mr. McCullough, the Committee approved an overall AIP payment of approximately 100% of target, resulting in a payment of $81,091, paid in the form of 15,505 shares of restricted stock. This was largely based on his individual contributions to corporate objectives, including in particular his leading of out-licensing deal preparations. The Committee also considered his contribution to portfolio management and contributions to the design of the BCX4208 program.

With respect to Dr. Sheridan, the Committee approved an overall AIP payment of approximately 100% of target, resulting in a payment of $119,604, paid in the form of 28,869 shares of restricted stock. This was largely based on his individual contributions to corporate objectives, including in particular the clinical development program objectives, as well as to advancing preclinical programs.

The AIP provides that if the employment of a participating employee is terminated as a result of death, retirement or permanent disability, the employee is eligible to receive a pro rata award based on his or her base salary on the date of separation during the plan year in which the employee was considered an active employee and the number of whole months actually worked. In all other circumstances, absent provisions to the contrary in an employment agreement, all awards are forfeited if an employee voluntarily or involuntarily terminates employment with the Company before the annual incentive awards are paid.

Long-Term Equity Incentive Awards

The Company’s officers, along with all other Company employees, are eligible to participate in the Company’s periodic awards of stock options and other stock grants under the Company’s Stock Incentive Plan. These awards are designed to:

•	enhance the link between creation of stockholder value and long-term executive compensation;

•	provide an opportunity for increased equity ownership by executives, which increases the alignment of the financial interests of our executive officers and our stockholders; and

•	maintain competitive levels of total compensation.

The Committee has historically granted equity awards to all employees and executives on an annual basis, which for 2009, 2010 and 2011 was during March. The overall grant pool is established based, in part, on a review of competitive stock option grant levels by organizational level and the number of employees at each level using competitive data provided by the Radford Biotechnology Survey. The Committee also considers the current value of the Company’s stock, assessed in December of each year. A grant range is established for each organizational level, with target grants set at roughly the 50th percentile based on the Radford Biotechnology Survey data, to ensure competitive compensation and promote executive retention and recruitment and grant opportunities varying based on individual performance.

In March 2011, based on a review of benchmarking data from LCG Group on competitive data provided by the Radford Biotechnology Survey, the Committee approved changes to the Long-Term Equity Incentive program. Beginning with the March 2011 equity grants, employees would receive a mix of stock options (75%) and restricted stock (25%), based on value of the grants, with the specific amount of grants awarded dependent upon individual performance ratings and organization level.

In March 2011, based on the Committee’s performance review of each NEO with respect to his 2010 performance, which is described in detail under the heading “Annual Incentive Compensation” in the Company’s 2011 Proxy Statement filed with the SEC on April 5, 2011, the Committee awarded stock option and restricted stock award grants as follows: Mr. Stonehouse, options to purchase 168,000 shares of common stock and 28,500 shares of restricted stock; Dr. Babu, options to purchase 50,000 shares of common stock and 9,000 shares of restricted stock; Mr. McCullough, options to purchase 40,000 shares of common stock and 6,000 shares of restricted stock; and Dr. Sheridan, options to purchase 55,000 shares of common stock and 10,000 shares of restricted stock. Mr. Grant did not receive a 2011 grant as a result of his announcement of his intention to resign from the Company effective May 31, 2011.

In March 2012, based on the Committee’s performance review of each NEO with respect to his 2011 performance, which is described in detail under the heading “Annual Incentive Compensation” above, the Committee awarded stock option and restricted stock award grants as follows: Mr. Stonehouse, options to purchase 184,000 shares of common stock and 31,300 shares of restricted stock, plus an additional 1,953 shares of restricted stock in lieu of his merit increase as described under “Base Salary” above; Mr. Staab, options to purchase 31,000 shares of common stock and 5,600 shares of restricted stock; Dr. Babu, options to purchase 62,000 shares of common stock and 11,200 shares of restricted stock; Mr. McCullough, options to purchase 50,000 shares of common stock and 8,500 shares of restricted stock; and Dr. Sheridan, options to purchase 50,000 shares of common stock and 8,500 shares of restricted stock. Additionally, the Committee determined that is was in the best interest of the Company to grant, as a retention award, an option to purchase 100,000 shares of common stock, with a three year cliff vesting date, to Dr. Sheridan.

Stock options and restricted stock awards granted under the Stock Incentive Plan generally have a four-year 25% annual vesting schedule to provide a long-term incentive for continued employment. The options generally expire ten years after the date of the grant. This provides a reasonable time frame during which the executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under the Stock Incentive Plan cannot be less than 100% of the fair market value of the underlying stock on the date of grant.

Other Elements of Compensation

In order to attract and retain key talent and pay market levels of compensation, we offer broad-based retirement, health and welfare employee benefits to our eligible employees, including our Named Executive Officers, subject to the terms and conditions of each benefit program. Our Named Executive Officers are eligible to participate in these benefits on the same basis as other full-time employees.

Medical Insurance.    The Company makes available to eligible employees and their dependents group health, dental and vision insurance coverage.

Life and Disability Insurance.    The Company makes available disability and life insurance at coverage levels based upon the employee’s level of compensation. In addition, as part of Mr. Stonehouse’s employment agreement, he is entitled to have either a $1 million life insurance policy payable to his beneficiary upon death, or, if there is no policy in place, we are required to pay his beneficiary $1 million. This insurance policy was in place at December 31, 2011.

Defined Contribution Plan.    The Company offers a retirement plan designed to meet the requirements under Section 401(k) of the Internal Revenue Code. The 401(k) plan permits eligible employees to defer from 1% to 30% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. Employee elective deferrals are immediately vested and non-forfeitable. The Company makes matching contributions equal to the first 5% of the employee elective deferrals, which vest over a period not to exceed six years.

Stock Purchase Plan.    The Company sponsors a broad-based employee stock purchase plan (the “ESP”), designed to meet the requirements under Section 423 of the Internal Revenue Code. The ESP permits employees to purchase Company stock at a discount through payroll deductions. ESP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the stock purchase period or the last day of the stock purchase period, whichever is lower. The purchase dates occur on the last business days of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 15% of the employee’s cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock on the dates indicated above provided the participant remains an eligible employee and has not withdrawn from the ESP prior to the purchase date.

Other.    The Company makes available certain other fringe benefits to executive officers and other employees, such as tuition reimbursement and payment of professional dues. The aggregate amount of these benefits was less than $10,000 for each NEO during 2011.

Executive Relocation Policy.    In November 2007, the Board approved the Committee’s recommended adoption of an Executive Relocation Policy (the “Relocation Policy”) for certain new employees of the Company, including executive officers. The Relocation Policy provides for a house hunting trip, temporary living and trips home for up to 90 days, home selling support or direct reimbursement for some selling expenses, moving costs and temporary storage of goods, customary closing expenses on the new home, a miscellaneous allowance of one month’s salary, not to exceed $5,000, and gross up of all taxable expenses. The Relocation Policy requires 100% repayment of benefits if the employee leaves or is terminated for cause within 12 months from the hire date.

Employment Agreement of CEO

Mr. Stonehouse entered into a one-year employment agreement with the Company on January 5, 2007 that automatically renews for successive annual terms. Mr. Stonehouse’s minimum annual compensation is $400,000 with the potential to earn a cash bonus of up to $300,000 based on the Company’s achievement of performance related goals. In addition, Mr. Stonehouse is entitled to receive reasonable vacation, sick leave, medical benefits, $1,000,000 of life insurance during the term of his employment, participation in profit sharing or retirement plans, payment of fees for his participation in the advisory council at Duke University, and reimbursement for reasonable attorneys fees incurred in connection with the negotiation of his employment agreement. His agreement also provided for stock option and restricted stock awards. The termination and change in control provisions of Mr. Stonehouse’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Employment Agreements of Other Named Executive Officers

Under Mr. Staab’s agreement, he is entitled to a base salary of $370,000 and is eligible for an annual cash bonus of up to 30% of his base salary. The termination and change in control provisions of Mr. Staab’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Under Dr. Sheridan’s agreement, he is entitled to a base salary of $375,000 and a bonus based on a target amount equal to at least 25% of his base compensation. Dr. Sheridan was also provided with relocation assistance under the Relocation Policy consisting of temporary housing for up to six months and payment of certain moving expenses. The termination and change in control provisions of Dr. Sheridan’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Under Mr. McCullough’s agreement, he is entitled to a base salary of $215,000 and is eligible for an annual cash bonus based on a target amount equal to at least 30% of his base compensation. The termination and change in control provisions of Mr. McCullough’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Dr. Babu has no written employment agreement with the Company.

The stock option provisions for the other Named Executive Officers are the same as all other employees. In the event of termination of service other than on account of death or disability, each executive has three months to exercise any options exercisable prior to the termination in service. In the event of permanent disability, the executive will be able to exercise all outstanding options vested at the time of such disability in their entirety within the earlier of 12 months or the expiration of the option. In the event of death, the executor of his estate will be able to exercise all of the outstanding options in their entirety within the earlier of 12 months or the expiration of the option. If the executive has completed five years of service, all outstanding options vest in their entirety at death, but with less than five years of service only the portion of the option that was exercisable at the time of death will be exercisable during the 12 month period. As with all employees, if the executive is no longer an employee of the Company, but prior to the last date of employment continues service with the Company in another capacity, such as service as a consultant or service as a member of the Board of Directors, his outstanding options continue to vest and be exercisable until three months after separation from such service or expiration of the option.

Upon termination, each Named Executive Officer is entitled to receive amounts earned during the term of employment. These items are: unused vacation pay, vested amounts payable under the Company’s 401(k) plan, and the ability to exercise any outstanding vested stock options for a period of three months following the final date of employment.

In addition, upon death or disability, the executive, or beneficiary in the event of death, will receive benefits under the Company’s disability benefit program or payments under a life insurance policy, as applicable.

The standard stock option terms for all optionees, including the Named Executive Officers, provides for full acceleration of vesting upon certain events. Full acceleration is automatic upon a change in control not approved by stockholders, such as: (i) acquisition of over 50% of the combined voting power of the Company, and (ii) change in composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases as a result of one or more contested elections. In the event of an acquisition such as: (i) a merger or consolidation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then the unvested options of the optionees are accelerated unless the options are assumed by the acquiring company. These provisions are superseded by the provisions of the employment agreements of the Named Executive Officers, if applicable, as described under the heading “Potential Payments Upon Termination or Change in Control.”

Policy Regarding Tax Deductibility of Compensation

As part of its role, the Committee reviews and considers the compensation programs for compliance with Section 162(m) of the Internal Revenue Code, which limits the Company’s federal tax deduction for compensation paid to covered employees unless the compensation satisfies the exception for performance-based compensation. Options granted under the Stock Incentive Plan are expected to be fully deductible for federal income tax purposes. Compensation attributable to stock issuances or share right awards under the Stock Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant. For 2011, the compensation paid in cash to the Company’s executive officers did not exceed the $1 million limit per officer.

Policy with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grants and similar awards is determined by reference to the last quoted price per share on the Nasdaq Global Select Market at the close of business on the date of grant.

Risk Assessment of Compensation Programs

During the Company’s proxy preparation process in the first quarter of 2012, management of the Company, together with the Company’s compensation consultant and outside counsel and Compensation Committee, examined the Company’s compensation program and discussed whether any elements of the program created risks that were reasonably likely to have a material adverse effect on the Company. Following this analysis, management concluded that the elements of the Company’s compensation program did not create risks that are reasonably likely to have a material adverse effect on the Company. In its analysis, management considered a number of factors, including primarily: (1) the total value of the payments made under the Company’s compensation program for the prior year and (2) that any corporate actions that would potentially lead to achievement of corporate performance objectives would require approval by the Company’s Board of Directors, which provides a check on the ability of any individual to take risks that could have a material adverse effect on the Company in an effort to achieve a certain performance objective.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation awarded, paid to or earned by the individuals who served as our CEO and CFO during 2011, along with the next four most highly compensated executive officers during 2011.

						Non-Equity
			Stock		Option	Incentive Plan		All Other
		Salary	Awards		Awards	Compensation	Cash Bonus	Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)(1)	($)(2)	($)(3)	($)(4)		($)
Jon P. Stonehouse	2011	459,617	118,275		465,360	219,383	—	12,250		1,274,885
President, Chief Executive	2010	448,400	—		588,997	161,424	—	12,250		1,211,071
Officer and Director	2009	444,500	—		251,640	208,506	—	12,250		916,896
Thomas R. Staab II(5)	2011	185,000	94,500	(6)	500,000	62,702	—	—		842,202
Senior Vice President and
Chief Financial Officer
Stuart Grant(7)	2011	203,750	—		—	—	25,000	7,837	(8)	236,587
Former Senior Vice President	2010	407,500	—		184,315	97,000	—	—		688,815
and Chief Financial Officer	2009	403,958	—		112,500	122,250	309,000	—		947,708
Yarlagadda S. Babu, Ph.D.	2011	323,452	37,350		138,500	110,028	—	12,250		621,580
Vice President, Drug Discovery	2010	315,560	—		225,272	68,161	—	12,250		621,243
	2009	313,537	—		90,000	75,734	242,736	12,250		734,257
David S. McCullough	2011	269,417	24,900		110,800	81,091	—	12,250		498,458
Vice President, Strategic	2010	265,000	—		225,277	43,725	—	12,250		546,252
Planning, Commercialization and Corporate Development	2009	236,507	—		63,000	68,900	179,616	12,250		560,273
William P. Sheridan	2011	396,743	41,500		152,350	119,604	—	12,250		722,447
Senior Vice President and	2010	387,060	—		262,137	83,605	—	12,250		745,052
Chief Medical Officer	2009	385,050	—		20,250	92,894	—	12,250		510,444

(1)	These amounts reflect the aggregate grant date fair value for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 computed in accordance with FASB ASC Topic 718 of awards pursuant to the Stock Incentive Program. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2011, December 31, 2010 and December 31, 2009, which are included in the Company’s Annual Reports on Form 10-K filed with the SEC on March 6, 2012, March 15, 2011 and March 9, 2010, respectively.

(2)	Represents payments earned under the 2011 AIP. Values shown reflect the full calculated payout of the incentive awards under the AIP. However, for 2011 awards the Committee elected to pay the amounts in shares of restricted stock rather than cash. The restricted stock was 100% vested upon the grant date, but subject to a six month lock-up period.

(3)	Amounts paid in 2009 represent retention bonuses. Amount paid to Mr. Grant in 2011 represents consideration paid for assisting in the CFO transition.

(4)	Except as otherwise indicated, the amounts shown reflect the Company contribution for the executive to the 401(k) plan.

(5)	Mr. Staab was hired as our Senior Vice President & Chief Financial Officer effective July 1, 2011.

(6)	Mr. Staab received an award of 25,000 shares as a sign on incentive.

(7)	Mr. Grant resigned from the Company effective June 30, 2011.

(8)	Consists of accrued vacation pay that was paid upon Mr. Grant’s departure from the Company.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table provides information about plan-based awards granted during 2011 to our Named Executive Officers.

						All	All
						Other	Other		Grant
						Stock	Option	Exercise	Date
						Awards:	Awards:	or	Fair
			Estimated Possible			Number of	Number of	Base	Value of
		Compensation	Payouts Under Non-Equity			Shares of	Securities	Price of	Stock and
		Committee	Incentive Plan Awards(1)			Stock or	Underlying	Option	Option
		Action	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)(4)	($)(5)
Jon P. Stonehouse	—	2/15/11	—	230,930	346,395		—	—
	3/1/11	2/15/11	—	—	—		168,000	4.15	465,360
	3/1/11	2/15/11	—	—	—	28,500			118,275
Thomas R. Staab II	—	—	—	55,500	66,600		—	—
	7/1/11	—	—	—	—		200,000	3.78	500,000
	7/1/11	—	—	—	—	25,000			94,500
Yarlagadda S. Babu	—	2/15/11	—	97,509	117,011		—	—
	3/1/11	2/15/11	—	—	—		50,000	4.15	138,500
	3/1/11	2/15/11	—	—	—	9,000			37,350
David S. McCullough	—	2/15/11	—	81,090	97,308		—	—
	3/1/11	2/15/11	—	—	—		40,000	4.15	110,800
	3/1/11	2/15/11	—	—	—	6,000			24,900
William P. Sheridan	—	2/15/11	—	119,604	143,525		—	—
	3/1/11	2/15/11	—	—	—		55,000	4.15	152,350
	3/1/11	2/15/11	—	—	—	10,000			41,500

(1)

Represents possible payouts under our 2011 AIP. The amount shown in the “target” column represents the incentive payment that will be earned if 100% of the performance objectives are achieved. The amount shown in the “maximum” column represents the maximum amount payable under the AIP. There is no specific “threshold” amount payable for minimal performance under the AIP. Payout could be zero if specified corporate objectives are not met. The actual amount earned by each Named Executive Officer in 2011 is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Shares of restricted stock vest 25% each year until fully vested after four years. For Mr. Staab, shares vest one year from date of hire.

(3)	Options vest 25% each year until fully vested after four years and have a term of ten years.

(4)	The exercise price is the closing market price of our common stock on the grant date.

(5)	See the Summary Compensation Table above for more information about the assumptions used to determine these amounts.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2011.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares of		Market Value of
	Unexercised	Unexercised		Option	Option	Stock that		Shares of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have not		that Have not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(1)
Jon P. Stonehouse	450,000	—		11.81	1/05/17
	56,952	3,798	(2)	3.26	3/14/18
	223,473	56,127	(2)	1.20	3/02/19
	62,912	80,888	(2)	6.68	3/01/20
	—	168,000	(3)	4.15	3/01/21
						28,500	(4)	70,395
Thomas R. Staab II	—	200,000	(3)	3.78	7/01/21
						25,000	(4)	61,750
Yarlagadda S. Babu	7,699	—		1.18	8/05/12
	2,147	—		1.04	12/11/12
	6,608	—		0.87	2/03/13
	25,887	—		8.83	5/12/14
	26,108	—		4.30	5/11/15
	29,501	—		12.26	5/17/16
	30,000	—		11.42	11/01/16
	29,628	—		7.98	5/16/17
	28,124	1,876	(2)	3.26	3/14/18
	85,937	14,063	(2)	1.20	3/02/19
	24,062	30,938	(2)	6.68	3/01/20
	—	50,000	(3)	4.15	3/01/21
						9,000	(4)	22,230
David S. McCullough	150,000	—		8.20	4/02/17
	16,171	1,079	(2)	3.26	3/14/18
	60,624	9,376	(2)	1.20	3/02/19
	24,062	30,938	(2)	6.68	3/01/20
	—	40,000	(3)	4.15	3/01/21
						6,000	(4)	14,820
William P. Sheridan	83,332	29,169	(2)	2.58	7/01/18
	9,375	7,032	(2)	1.20	3/02/19
	27,999	36,001	(2)	6.68	3/01/20
	—	55,000	(3)	4.15	3/01/21
						10,000	(4)	24,700
Stuart Grant	200,000	—		11.39	3/31/12
	31,249	—		3.26	3/31/12
	19,687	—		6.68	3/31/12

(1)	Market value is calculated by multiplying the closing market price of our common stock on December 30, 2011 ($2.47) by the number of shares that have not vested.

(2)	Options vest at a rate of 25% after year one and 1/48th per month thereafter until fully vested after four years. The term of each option is ten years.

(3)	Options vest at a rate of 25% per year until fully vested after four years. The term of each option is ten years.

(4)	Shares of restricted stock vest 25% each year until fully vested after four years. For Mr. Staab, shares vest one year from date of hire.

2011 OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock option exercises during 2011 by our Named Executive Officers and shares of restricted stock held by our Named Executive Officers that vested during 2011.

	Option Awards		Stock Awards
	Number of	Value	Number of Shares
	Shares Acquired	Realized on	Acquired on Vesting		Value Realized on
Name	on Exercise (#)	Exercise ($)(1)	(#)		Vesting ($)(2)
Jon P. Stonehouse	—	—	25,000	(3)	130,750
David S. McCullough	—	—	834	(4)	3,652
Stuart Grant	85,000	169,674	—		—

(1)	Value is calculated by multiplying (a) the number of shares acquired upon exercise by (b) the difference between the market price of our common stock at the time of exercise and the exercise price.

(2)	Value is calculated by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of stock that vested.

(3)	The Company withheld 11,640 of these shares for payment of Mr. Stonehouse’s tax obligations.

(4)	The Company withheld 272 of these shares for payment of Mr. McCullough’s tax obligations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth potential payments payable to our Named Executive Officers upon termination of employment. The amounts include compensation payable upon voluntary or involuntary termination or retirement, termination following a change in control, and in the event of disability or death. None of the Named Executive Officers are entitled to any payments upon termination with cause. The Company’s Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable. The amounts shown assume the options are valued at their last intrinsic value in fiscal 2011 and that termination is effective December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. The amounts shown in the table do not include: accrued vacation, vested amounts payable under the Company’s 401(k) plan, any accrued but unpaid bonus or base salary, or potential compensation recognized upon exercise of vested options as disclosed in the Outstanding Equity Awards table above. Mr. Grant did not receive any payments in connection with his resignation from the Company during 2011 except for the payment of $7,837 of accrued vacation and a $25,000 payment for assisting in the CFO transition.

A description of the relevant provisions of the employment agreements of Messrs. Stonehouse, Staab and McCullough and Dr. Sheridan is set forth below the table. A description of the benefits executive officers are entitled to upon death, retirement or disability under the AIP or under the terms of the Company’s equity grants is included in “Compensation Discussion and Analysis.”

Name	Benefit	Termination Without Cause($)	Constructive Termination($)	Disability($)	Death (1)($)	Retirement ($)	Change in Control with no Change in Employment Status($)		Change in Control and Termination(2)($)
Jon P. Stonehouse	Base salary	923,720	923,720	923,720	—	—	—		923,720
	Target bonus	461,860	461,860	461,860	230,930	230,930	—		461,860
	Health care premiums(3)	16,952	16,952	16,952	—	—	—		16,952
	Equity vesting acceleration(4)	—	—	—	—	—	425,487		425,487
	Total	1,402,532	1,402,532	1,402,532	230,930	230,930	425,487		1,828,019
Thomas R. Staab II	Base salary	370,000	—						370,000
	Target bonus	111,000	—	111,000	111,000	111,000	—		111,000
	Health care premiums(3)	8,476							8,476
	Equity vesting acceleration(4)						61,750		61,750
	Total	489,476	—	111,000	111,000	111,000	61,750		551,226
Yarlagadda S. Babu	Target bonus	—	—	97,509	97,509	97,509	—		—
	Equity vesting acceleration(4)	—	—	—	172,805	—	172,805	(5)	172,805	(5)
	Total	—	—	97,509	270,314	97,509	172,805		172,805
David S. McCullough	Base salary	270,300	—	—	—	—	—		270,300
	Target bonus	—	—	81,090	81,090	81,090	—		—
	Health care premiums(3)	8,476	—	—	—	—	—		8,476
	Equity vesting acceleration(4)	—	—	—	—	—	103,720		103,720
	Total	278,776	—	81,090	81,090	81,090	103,720		382,496
William P. Sheridan	Base salary	398,680	—	—	—	—	—		398,680
	Target bonus	—	—	119,604	119,604	119,604	—		—
	Health care premiums(3)	5,670	—	—	—	—	—		5,670
	Relocation expenses	22,151	—	—	—	—	—		22,151
	Equity vesting acceleration(4)	—	—	—	—	—	45,537		45,537
	Total	426,501	—	119,604	119,604	119,604	45,537		472,038

(1)	Acceleration of unvested options occurs only in the event of death after five years of service.

(2)	Benefits for Mr. Stonehouse are triggered if his employment is terminated without Cause or as a result of Disability or Constructive Termination following a Change of Control. Benefits for Messrs. Staab and McCullough and Dr. Sheridan are triggered if their employment is terminated without Cause or if they are Constructively Terminated within 6 months following a Change of Control. Each of the employment agreements for Messrs. Stonehouse, Staab and McCullough provides that if any benefit would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, the employee shall be entitled to the greater of the employee’s net after tax benefit of the entire payment assuming the payment is subject to section 4999 (which payment would be subject to the excise tax) and the employee’s net after tax benefit of the payments after the payments are reduced just to the point that there is no section 4999 excise tax. The Company will not pay the excise tax if the payments are subject to section 4999.

(3)	Represents 12 months of premiums under COBRA for Mr. Stonehouse and six months of premiums under COBRA for each of Messrs. Staab and McCullough and Dr. Sheridan.

(4)	Based on the closing price of the Company’s stock on December 30, 2011.

(5)	Dr. Babu is entitled to full acceleration of vesting (i) upon a change in control not approved by stockholders or (ii) in the event the unvested options are not assumed by the acquiring company following a change in control under the terms of the Stock Incentive Plan.

Mr. Stonehouse

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, upon non-renewal of the term of the agreement by the Company, as a result of a Constructive Termination, or by the Company as a result of a Disability, Mr. Stonehouse is entitled to severance equal to the product of (x) two, and (y) the sum of (i) his annual base salary in effect immediately prior to the effective date of the termination, and (ii) his target bonus in effect for the fiscal year of termination, to be paid in equal installments over the regularly scheduled payroll periods of the Company for the two years following the effective date of termination. The Company will also pay the monthly premium for health insurance coverage under COBRA until the earlier of 12 months following the effective date of termination or the date upon which COBRA continuation coverage ceases. If there is a Change of Control, all equity awards granted to Mr. Stonehouse vest in full, and if his employment is terminated without Cause or as a result of Disability or Constructive Termination following the Change of Control, he shall receive the benefits described above. The receipt of such benefits is subject to his signing and not revoking a release of any and all claims against the Company, its officers, directors and employees, resigning from the Board, and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

For purposes of Mr. Stonehouse’s letter agreement:

•

“Cause” is defined as: determination by the Board his employment be terminated for any of the following reasons: (i) a violation of a federal or state law or regulation that materially and adversely impacts the business of the Company, (ii) conviction or plea of no contest to a felony under the laws of the United States or any state, (iii) a breach of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer that materially and adversely impacts the Company, (iv) fraud or misappropriation of property belonging to the Company or its affiliates, or (v) willful misconduct or gross negligence in connection with the performance of his duties; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.

•

“Constructive Termination” is defined as resignation of employment within 30 days of the occurrence of any of: (i) a reduction in his responsibilities or any change in his status or title with regard to his employment; (ii) a reduction in his base salary, unless such reduction occurs prior to a Change of Control

(as defined below) and is made in connection with a fiscal downturn of the Company pursuant to which the base salaries of all executive officers of the Company are reduced by a comparable percentage; or (iii) a relocation of his principal office to a location more than 50 miles from the location of his then-current principal office.

•

“Change of Control” is defined as (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, or (iv) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

•	“Disability” means the inability to perform his duties under the agreement by reason of physical or mental incapacity for 90 days, whether consecutive or not, during any consecutive 12 month period.

Mr. Staab

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, or if he resigns as a result of a material and adverse change in the Company’s business within six months after the four year term of the agreement expires, Mr. Staab is entitled to (i) continuation of his base salary for one year beyond the effective termination date, payable in accordance with the regular payroll practices of the Company and (ii) payment of his target bonus in effect for the fiscal year of termination, payable in equal installments over the regularly scheduled payroll periods of the Company for the one year following the effective date of termination. The Company will also pay the monthly premium for health insurance coverage under COBRA until the earlier of 6 months following the effective termination date, or the date upon which Mr. Staab commences employment with an entity other than the Company, if he elects to continue health insurance coverage under COBRA. If there is a Change of Control, all equity awards granted to Mr. Staab vest in full, and if his employment is terminated without Cause or as a result of Constructive Termination following the Change of Control, he shall receive the benefits described above. The receipt of such benefits is subject to his (a) signing and not revoking a release of any and all claims, in a form prescribed by the Company, and (b) returning to the Company all of its property and confidential information that is in his possession. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

Dr. Babu

Dr. Babu is not subject to any employment agreement with the Company, but under the AIP, he is entitled to receive a pro-rata bonus in the event of termination as a result of death, retirement or permanent disability. Under the Company’s standard stock option terms, Dr. Babu is entitled to full acceleration of vesting upon a change in control not approved by stockholders. Also, since he has completed five years of service with the Company, all of his outstanding options will vest in their entirety upon his death.

Mr. McCullough

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, Mr. McCullough is entitled to continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices, and, if he elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of 6 months following the effective date of termination or the date upon which he commences employment with another entity. In the event of a Change of Control, all equity awards shall vest in full, and if his employment is terminated without Cause or he is Constructively Terminated within 6 months of the Change of Control, he is entitled to the benefits described above. The receipt of such benefits is conditioned on his signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

Dr. Sheridan

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, or if he resigns as a result of a material adverse change in the Company’s business within six months after the term of his agreement expires, Dr. Sheridan is entitled to (i) continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices, (ii) relocation assistance to move Dr. Sheridan’s personal belongings back to his California residence and (iii) if he elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of six months following the effective date of termination or the date upon which he commences employment with another entity. In the event of a Change of Control, all equity awards shall vest in full, and if his employment is terminated without Cause or he is Constructively Terminated within six months of the Change of Control, he is entitled to the benefits described above. The receipt of such benefits is conditioned on his signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

For purposes of the agreements of Messrs. Staab and McCullough and Dr. Sheridan:

•

“Cause” means a determination by the Board that his employment be terminated for any of the following reasons: (i) failure or refusal to comply in any material respect with lawful policies, standards or regulations of Company; (ii) a violation of a federal or state law or regulation applicable to the business of the Company; (iii) conviction or plea of no contest to a felony under the laws of the United States or any State; (iv) fraud or misappropriation of property belonging to the Company or its affiliates; (v) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer, (vi) failure to satisfactorily perform his duties after having received written notice of such failure and at least thirty (30) days to cure such failure, or (vii) misconduct or gross negligence in connection with the performance of his duties.

•

“Constructive Termination” means a resignation of employment within 30 days of the occurrence of any of the following events which occurs within 6 months following a Change of Control: (i) a material reduction in his responsibilities; (ii) a material reduction in his base salary, unless such reduction is comparable in percentage to, and is part of, a reduction in the base salary of all executive officers of the Company; or (iii) a relocation of his principal office to a location more than 50 miles from the location of his principal office immediately preceding a Change of Control.

•

“Change of Control” means (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; (iv) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or (v) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

2011 DIRECTOR COMPENSATION

The following table provides information related to the compensation of our non-employee directors during fiscal 2011.

Name	Fees Earned ($)	Option Award ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
George B. Abercrombie	17,822	29,501	—	—	47,323
Stephen R. Biggar, M.D., Ph.D.(3)	39,000	35,850			74,850
Stanley C. Erck	41,000	35,850	—	—	76,850
William W. Featheringill(4)	2,000	—	—	—	2,000
John L. Higgins	41,000	35,850	—	—	76,850
Zola P. Horovitz, Ph.D.	57,000	35,850	—	—	92,850
Peder Jensen M.D.	35,000	59,833	—	—	94,833
Kenneth B. Lee	28,000	57,751	—	—	85,751
Charles A. Sanders, M.D.	27,000	35,850	—	—	62,850
Beth C. Seidenberg, M.D.(5)	4,000	—	—	—	4,000

(1)	Each non-employee director receives an automatic annual grant of an option to purchase 15,000 shares after the annual meeting. Options are granted to new directors automatically in accordance with our Stock Incentive Plan at the time they become a director. Beginning in 2011, the initial grant is an option to purchase 25,000 shares issued on a prorated basis from the date of appointment until the next scheduled annual meeting. The options vest on a monthly basis until the next annual meeting and are then fully vested. As of December 31, 2011, each director had options outstanding to purchase the following number of shares: Mr. Abercrombie: 16,667; Mr. Erck: 53,333; Mr. Higgins: 110,000; Dr. Horovitz: 110,000; Dr. Jensen: 25,000; Mr. Lee: 22,917; and Dr. Sanders: 38,333.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Stock Incentive Program granted in 2011. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2012.

(3)	Dr. Biggar resigned from the Board effective October 10, 2011.

(4)	Mr. Featheringill’s term as a director ended on April 27, 2011.

(5)	Dr. Seidenberg resigned from the Board effective May 12, 2011.

Narrative to Director Compensation Table

Directors who are employees of the Company do not receive any additional compensation for their services as a director. In addition to the equity awards described above, non-employee directors receive an annual retainer fee and a separate fee for attending board meetings. Annual retainers are also paid to members of Board committees. Directors are also reimbursed for expenses incurred in attending board or committee meetings and while representing the Company in conducting certain business. The annual retainer fee is $20,000 ($35,000 for the Chairman), and the board meeting fee is $1,000 per board meeting attended by teleconference and $2,000 per meeting attended in person. Fees are not paid for attending committee meetings. Rather, members of the Audit Committee other than the Chair are paid an annual retainer of $6,000, and members of the Compensation and Corporate Governance and Nominating Committees other than the respective Chairs of those committees are paid an annual retainer of $5,000. The Chair of the Audit Committee is paid an annual retainer of $12,000, and the Chairs of the Compensation and Corporate Governance and Nominating Committees are paid an annual retainer of $7,000.

Compensation Committee Interlocks and Insider Participation

During 2011, the Committee consisted of Dr. Seidenberg (Chair until her resignation from the Board), Mr. Erck (Chair following Dr. Seidenberg’s resignation from the Board), Dr. Biggar (until his resignation from the Board), Mr. Abercrombie and Dr. Sanders. No member of the Committee was at any time during 2011 or within the last five years an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Stanley C. Erck, Chair of the Committee

George B. Abercrombie

Peder K. Jensen, M.D.

Charles A. Sanders, M.D.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee and the Board approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 and has approved the retention of Ernst & Young LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2012.

The Audit Committee currently consists of Mr. Lee, as chairperson, Dr. Abercrombie and Mr. Horovitz. Mr. Higgins, a member of the Board of Directors, served on the Audit Committee, as its chairperson, from January 2011 until March 2012. Mr. Abercrombie joined the Audit Committee in March 2012.

Kenneth B. Lee, Jr., Chair of the Committee

Zola P. Horovitz, Ph.D.

George B. Abercrombie

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 28, 2012 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company. [MR/RL]

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
William W. Featheringill	3,386,095	(3)	6.8%
100 Brookwood Place, #410 Birmingham, Alabama 35209
Felix J. and Julian C. Baker	7,146,948	(4)	14.5%
667 Madison Avenue New York, NY 10021
KPCB Pandemic and Bio Defense Fund, LLC and related persons	3,255,116	(5)	6.6%
2750 Sand Hill Road Menlo Park, CA 94025
RA Capital Management, LLC	3,008,433	(6)	6.1%
20 Park Plaza, Suite 1200 Boston, MA 02116
George B. Abercrombie	16,667	(7)	*
Stanley C. Erck	93,333	(8)	*
John L. Higgins	110,000	(9)	*
Zola P. Horovitz, Ph.D.	113,000	(10)	*
Nancy J. Hutson	14,224	(11)	*
Peder K. Jensen, M.D.	45,000	(12)	*
Kenneth B. Lee, Jr.	22,917	(13)	*
Charles A. Sanders, M.D.	45,333	(14)	*
Jon P. Stonehouse	1,140,540	(15)	2.3%
Stuart Grant	219,687	(16)	*
Thomas R. Staab II.	39,730	(17)	*
Yarlagadda S. Babu, Ph.D.	390,014	(18)	*
David S. McCullough	234,290	(19)	*
William P. Sheridan, M.D.	208,956	(20)	*
All executive officers and directors as a group (14 persons)	2,494,707	(21)	4.9%

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 28, 2012 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Ownership percentage is reported based on 49,433,915 shares of common stock outstanding on March 28, 2012, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 28, 2012 or within 60 days from that date through the exercise of all options and other rights.

(3)	Includes 925,000 shares held by a partnership of which he is a beneficial owner, 231,538 shares and 315,985 warrants held by a corporation of which he is a beneficial owner, and 105,000 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(4)	From Schedule 13D/A filed with the SEC on October 13, 2011. Includes the aggregate number of shares of common stock beneficially owned along with shares of common stock that may be immediately acquired as follows: 34,046 shares held by Baker Bros. Investments I, L.P.; 31,215 shares held by Baker Bros. Investments II, L.P.; 17,241 shares held by Baker/Tisch Investments, L.P.; 1,946,741 shares held by 667, L.P. (formerly Baker Biotech Fund I, L.P.); 4,961,266 shares held by Baker Brothers Life Sciences, L.P.; and 156,439 shares held by 14159, L.P. By virtue of their ownership of entities that have the power to control the investment decisions of the limited partnerships listed in the table above, Julian C. Baker and Felix J. Baker may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities. Baker Bros. Advisors, LLC is the management company for these limited partnerships.

(5)	From Schedule 13D/A filed with the SEC on August 20, 2007 indicating that 2,883,644 shares are held by KPCB Pandemic Bio Defense Fund, LLC and certain principals of KPCB, including L. John Doerr III, and that 371,472 shares are held by KPTV, LLC, an entity in which Mr. Doerr is the managing member.

(6)	From Schedule 13G filed with the SEC on March 6, 2012. RA Capital Management, LLC (“RA Capital”) is the sole general partner of RA Capital Healthcare Fund, L.P., which has power to vote and dispose of 1,634,360 shares of the Company’s stock. RA Capital also serves as investment adviser to an account owned by a separate investment vehicle that holds shares of the Company’s stock. RA Management and Peter Kolchinsky, as manager of RA Capital, each have sole authority to vote and dispose of 3,008,433 shares.

(7)	Consists of 16,667 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(8)	Includes 53,333 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(9)	Consists of 110,000 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(10)	Includes 110,000 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(11)	Includes 8,333 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(12)	Includes 25,000 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(13)	Consists of 22,917 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(14)	Includes 38,333 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(15)	Includes 54,628 shares of unvested restricted stock and 872,821 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(16)	Includes 219,687 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(17)	Includes 30,600 shares of unvested restricted stock that are exercisable as of March 28, 2012 or within 60 days from that date.

(18)	Includes 17,950 shares of unvested restricted stock and 250,079 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(19)	Includes 13,000 shares of unvested restricted stock and 210,166 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(20)	Includes 16,000 shares of unvested restricted stock and 164,300 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

(21)	Includes 137,303 shares of unvested restricted stock and 1,892,886 shares issuable upon exercise of stock options that are exercisable as of March 28, 2012 or within 60 days from that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by us during 2011, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements except that Mr. Lowrey was granted 35,000 stock options in connection with his hire by the Company in February 2011, but a Form 4 reporting this grant was not timely filed.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2013 Annual Meeting of Stockholders must be received by the Company by December 10, 2012 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8.

A stockholder must notify the Company no earlier than January 23, 2013 and no later than February 22, 2013 of a proposal for the 2013 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company’s bylaws, in order to be eligible for consideration at the 2013 Annual Meeting. In accordance with the Company’s bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s bylaws.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703, (919) 859-1302. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain a copy of the Notice of Annual Meeting, Proxy Statement, Form of Proxy, Annual Report, and our Annual Report on Form 10-K by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary

Durham, North Carolina

April 9, 2012

BIOCRYST PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 29, 2012)

ARTICLE ONE

GENERAL PROVISIONS

I.    PURPOSES OF THE PLAN

A.  This Stock Incentive Plan (the “Plan”), formerly the “BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan,” is intended to promote the interests of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or any parent or subsidiary corporations), (ii) non-employee members of the board of directors of the Company (the “Board”) (or of any parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Company (or any parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or any parent or subsidiary corporations).

B.  For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

(i)  Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii)  Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

C.  The Plan, as hereby amended and restated, was approved and adopted by the Board on March 29, 2012 in order to increase by 1,700,000 the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Plan and to increase the maximum number of shares of Common Stock for which any one individual participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances to 1,500,000 in any calendar year. The Board’s adoption of these amendments is subject to approval by the Company’s stockholders at the Company’s 2012 Annual Stockholders Meeting.

II.    STRUCTURE OF THE PLAN

A.  The Plan shall be divided into three separate equity programs:

(i)  the Discretionary Option Grant Program specified in Article Two, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii)  the Stock Issuance Program specified in Article Three, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through immediate purchase of such shares or as compensation for services rendered to the Company (or any parent or subsidiary), and

(iii)  the Automatic Option Grant Program specified in Article Four, pursuant to which non-employee members of the Board will automatically receive option grants to purchase shares of Common Stock.

B.  Unless the context clearly indicates otherwise, the provisions of Articles One and Five of the Plan shall apply to all equity programs under the Plan and shall accordingly govern the interests of all individuals under the Plan.

III.    ADMINISTRATION OF THE PLAN

A.  A committee of two (2) or more non-employee Board members appointed by the Board (the “Primary Committee”) shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. For purposes of this Section, a Section 16 Insider shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).

B.  Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in the programs may, at the Board’s discretion, be vested in the Primary Committee, another committee of one (1) or more Board members appointed by the Board (the “Secondary Committee”), or the Board may retain the power to administer those programs with respect to all such persons.

C.  Members of the Primary Committee and any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

D.  Each Plan Administrator (whether the Primary Committee, the Board or the Secondary Committee) shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties.

E.  Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or Secondary Committee shall be liable for any act of omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F.  Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and no Plan Administrator shall exercise any discretionary functions under that program.

IV.    ELIGIBILITY

A.  The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs shall be limited to the following:

(i)  officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

(ii)  individuals who are consultants or independent advisors and who provide valuable services to the Company (or its parent or subsidiary corporations); and

(iii)  non-employee members of the Board (or of the board of directors of parent or subsidiary corporations).

B.  Only Board members who are not employees of the Company (or any parent or subsidiary) shall be eligible to receive automatic option grants pursuant to the Automatic Option Grant Program specified in Article Four.

C.  The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority to determine (i) whether to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program, (ii) which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or a non-statutory option not intended to meet such requirements, the time or times when each such option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which such option is to remain outstanding, and (iii) which eligible persons are to receive stock issuances under the Stock Issuance Program, the time or times when such issuances are to be made, the number of shares to be issued to each participant, the vesting schedule (if any) applicable to the shares and the consideration for such shares.

V.    STOCK SUBJECT TO THE PLAN

A.  Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan, as amended and restated, shall not exceed 15,640,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. The total number of shares available under the Plan, as amended and restated, as of March 29, 2012 is 10,866,631. This amount consists of 8,904,698 shares reserved for awards already issued, 261,933 shares of Common Stock available for future issuance under the Plan, and the increase of 1,700,000 shares of Common Stock authorized by the Board, subject to approval by the Company’s stockholders at the 2012 Annual Stockholders Meeting.

B.  In no event shall the number of shares of Common Stock for which any one individual participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances exceed 1,500,000 shares of Common Stock in the aggregate in any calendar year. For purposes of such limitation, however, no stock options granted prior to the date the Common Stock was first registered under Section 12 of the 1934 Act (the “Section 12(g) Registration Date”) shall be taken into account.

C.  Should an outstanding option under this Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grant or direct stock issuances under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the original issue price paid per share, pursuant to the Company’s repurchase rights under the Plan, or shares underlying terminated share right awards, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or the vesting of a direct stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the direct stock issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or stock issuance. Shares of Common Stock subject to any option surrendered for an appreciation distribution under Section IV of Article Two or Section IV of Article Four shall not be available for subsequent issuance under the Plan.

D.  In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances under the Plan from and after the Section 12(g) Registration Date, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan, (iv) the number and/or class of securities in effect under each outstanding direct stock issuance under the Plan, and (v) the number and/or class of securities for which automatic option grants are subsequently to be made per non-employee Board member under the Automatic Option Grant Program. The purpose of such adjustments shall be to preclude the enlargement or dilution of rights and benefits under the Plan.

E.  The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

(i)  If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq National Market, the Nasdaq Global Select Market or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

(ii)  If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)  If the Common Stock is at the time neither listed nor admitted to trading on any securities exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.    TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A.  Option Price.

1.  The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

2.  The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IV of this Article Two and the instrument evidencing the grant, be payable as follows:

(i)  full payment in cash or check drawn to the Company’s order;

(ii)  full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

(iii)  full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

(iv)  full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B.  Term and Exercise of Options.

Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that a non-statutory option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C.  Termination of Service.

1.  Except to the extent otherwise provided pursuant to Section V of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

(i)  Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service. However, should optionee die during the three (3)-month period following his or her cessation of Service, the personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

(ii)  In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

(iii)  Should the optionee, after completing five (5) full years of Service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. The personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

(iv)  In the event such Service terminates by reason of death prior to the optionee obtaining five (5) full years of Service, then the period for which each outstanding vested option held by the optionee at the time of death shall be exercisable by the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will shall be limited to the twelve (12)-month period following the date of the optionee’s death.

(v)  Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

(vi)  Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the optionee’s cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

(vii)  Should (i) the optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be exercisable.

2.  The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

3.  For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

(i)  The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the agreement evidencing the applicable option grant specifically states otherwise.

(ii)  The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

D.  Stockholder Rights.

An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

E.  Repurchase Rights.

The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

1.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

2.  All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

3.  The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee’s cessation of Service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.    INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A.  Dollar Limitation.    The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B.  10% Stockholder.    If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

C.  Termination of Employment.    Any portion of an Incentive Option that remains outstanding (by reason of the optionee remaining in the Service of the Company, pursuant to the Plan Administrator’s exercise of discretion under Section V of this Article Two, or otherwise) more than 3 months following the date an optionee ceases to be an Employee of the Company shall thereafter be exercisable as a non-statutory option under federal tax laws.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A.  In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(1)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(2)  the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(3)  any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant, unless the Plan Administrator, in its discretion, later determines to waive such limitations.

B.  Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. The Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit, for a cash payment to be made to any optionee on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as of the date of the Corporate Transaction, over (B) the aggregate exercise price of the option.

C.  Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

D.  The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

E.  The exercisability of each outstanding option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of a Change in Control.

F.  For purposes of this Section III (and for all other purposes under the Plan), a Change in Control shall be deemed to occur in the event:

(1)  any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(2)  there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

G.  All options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

H.  The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.    STOCK APPRECIATION RIGHTS

A.  Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option granted under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall determine in its sole discretion.

B.  The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

V.    EXTENSION OF EXERCISE PERIOD

The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.C.1 of Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive shares upon the attainment of designated Service and/or performance goals.

A.  Purchase Price.

1.  The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the issuance date.

2.  Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)  cash or check made payable to the Company, or

(ii)  services rendered to the Company (or any parent or subsidiary).

B.  Vesting Provisions.

1.  The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more Service and/or performance goals established by the Plan Administrator. Upon the attainment of such Service and/or performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

2.  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) issued by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, shall be issued or set aside with respect to the shares of unvested Common Stock granted to a participant or subject to a participant’s share right award, subject to (i) the same vesting requirements applicable to the participant’s unvested shares of Common Stock or share rights award, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.  The participant shall have full stockholder rights with respect to any shares of Common Stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.  The participant shall not have any stockholders rights with respect to any shares of Common Stock subject to a share right award. However, the Plan Administrator may provide for a participant to receive one or more dividend equivalents with respect to such shares, entitling the participant to all regular cash dividends payable on the shares of Common Stock underlying the share right award, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock underlying the share rights award, and (ii) payable upon issuance of the shares to which such dividend equivalents relate.

5.  Should the participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash, the Company shall repay to the participant the cash consideration paid for the surrendered shares.

6.  The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7.  Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Service and/or performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated Service and/or performance goals are not attained. Such authority may be exercised at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

A.  All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the such Corporate Transaction, or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement, unless the Plan Administrator determines to waive such limitations.

B.  Each repurchase right which is assigned in connection with (or is otherwise to continue in effect after) a Corporate Transaction shall be appropriately adjusted such that it shall apply and pertain to the number and class of securities issued to the participant in consummation of the Corporate Transaction with respect to the shares granted to participant under this Article Three.

C.  All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall automatically terminate, and all shares of Common Stock subject to those terminated rights shall immediately vest, in the event of any Change in Control.

D.  All shares of Common Stock underlying outstanding share right awards issued under the Stock Issuance Program shall vest, and all of the shares of Common Stock subject to such share right awards shall be issued to participants, immediately prior to the consummation of any Corporate Transaction or Change in Control.

III.    SHARE ESCROW / LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the participant’s interest in such shares vests or may be issued directly to the participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.    ELIGIBILITY.

The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four shall be (i) those individuals who, after the effective date of this amendment and restatement, first become non-employee Board members, whether through appointment by the Board, election by the Company’s stockholders, or by continuing to serve as a Board member after ceasing to be employed by the Company, and (ii) those individuals already serving as non-employee Board members on the effective date of this amendment and restatement. As used herein, a “non-employee” Board member is any Board member who is not employed by the Company on the date in question.

II.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A.  Grants.    Option grants shall be made under this Article Four as follows:

1.  Each individual who first becomes a non-employee Board member on or after the effective date of this amendment and restatement shall automatically be granted at such time a non-statutory stock option under the terms and conditions of this Article Four, to purchase a number shares of Common Stock equal to the product of (i) 25,000, and (ii) a fraction, the numerator of which is the number of months (rounded to the nearest whole number) remaining between the date such Board member first became a non-employee Board member and the Company’s next scheduled Annual Stockholders Meeting, and the denominator of which is 12.

2.  Immediately following each Annual Stockholders Meeting of the Company, each individual who is then serving as a non-employee Board member (except for those individuals first elected to serve as non-employee Board members at such meeting), shall automatically be granted a non-statutory stock option under this Article Four to acquire 15,000 shares of Common Stock.

B.  Exercise Price.    The exercise price per share of each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

C.  Payment.    The exercise price shall be payable in one of the alternative forms specified below:

(1)  payment in cash or check made payable to the Company’s order; or

(2)  full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

(3)  full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company’s order; or

(4)  full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D.  Option Term.    Each automatic grant under this Article Four shall have a term of ten (10) years measured from the automatic grant date.

E. Exercisability.

1.  Each initial automatic grant made pursuant to Section II.A.1 of this Article Four shall vest and become exercisable over the period extending from the date of grant to the scheduled date of the next Annual Stockholders Meeting following the grant. A pro rata portion of such automatic grant shall vest on the last day of each calendar month following the date of grant, with the final portion vesting on the scheduled date of such Annual Stockholders Meeting.

2.  Each 15,000 share automatic grant made pursuant to Section II.A.2 of this Article Four shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date.

F.  Non-Transferability.    During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee, except to the extent such option or the limited stock appreciation right is assigned or transferred (i) by will or by the laws of descent and distribution following the optionee’s death, or (ii) during optionee’s lifetime either (A) as a gift in connection with the optionee’s estate plan to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (B) pursuant to a domestic relations order. The portion of any option assigned or transferred during optionee’s lifetime shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

G.  Cessation of Board Service.

1.  Should the optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under this Article Four, then such optionee shall have the remainder of the ten (10) year term of each such option in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable. Upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding in its entirety. Upon the death of the optionee, whether before or after cessation of Board service, any option held by optionee at the time of optionee’s death may be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of cessation of Board service by the optionee and which have not been theretofore exercised by the optionee, by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur during the reminder of the ten (10) year term of such option.

H. Stockholder Rights.    The holder of an automatic option grant under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

III.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A.  In the event of a Corporate Transaction, the exercisability of each option outstanding under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

B.  Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. If so provided by the terms of the Corporate Transaction, the optionee shall receive a cash payment on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as valued pursuant to the Corporate Transaction over (B) the aggregate exercise price of the option.

C.  Each outstanding option under this Article Four which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.

D.  In connection with any Change in Control, the exercisability of each option grant outstanding at the time under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

E.  The automatic grant of options under this Article Four shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    STOCK APPRECIATION RIGHTS

A.  With respect to options granted under the Automatic Option Grant Program prior to March 7, 2006:

1.  Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty (30)-day period in which to surrender to the Company each option held by him or her under this Article Four. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is then exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Company, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the optionee.

2.  For purposes of Article Four, the following definitions shall be in effect:

(i)  A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

(ii)  The Take-Over Price per share shall be deemed to be equal to the fair market value per share on the option surrender date.

B.  With respect to each option granted under the Automatic Option Grant Program on and after March 7, 2006, each optionee shall have the right to surrender all or part of the option (to the extent not then exercised) in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution shall be made in shares of Common Stock valued at fair market value on the option surrender date.

C.  The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

ARTICLE FIVE

MISCELLANEOUS

I.    AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

II.    TAX WITHHOLDING

A.  The Company’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights or upon the grant or vesting of direct stock issuances under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

B.  The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide any or all holders of outstanding options or stock issuances under the Plan (other than the automatic option grants under Article Four) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise or vesting of such awards, a whole number of such shares with an aggregate fair market value equal to the minimum amount necessary to satisfy the Federal, State and local income and employment tax withholdings (the “Taxes”) incurred in connection with the acquisition or vesting of such shares. In lieu of such direct withholding, one or more participants may also be granted the right to deliver whole shares of Common Stock to the Company in satisfaction of such Taxes. Any withheld or delivered shares shall be valued at their fair market value on the applicable determination date for such Taxes.

III.    EFFECTIVE DATE AND TERM OF PLAN

A.  The Plan, as amended and restated, shall be effective on the date specified in the Board of Directors resolution adopting the Plan. Except as provided below, each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this restatement of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. The Plan Administrator shall, however, have full power and authority, under such circumstances as the Plan Administrator may deem appropriate (but in accordance with Section I of this Article Five), to extend one or more features of this amendment and restatement to any options outstanding on the effective date.

B.  Unless sooner terminated in accordance with the other provisions of this Plan, the Plan shall terminate upon the earlier of (i) March 6, 2016 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then any options or stock issuances outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing those awards.

C.  Options may be granted with respect to a number of shares of Common Stock in excess of the number of shares at the time available for issuance under the Plan, provided each granted option is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

IV.    USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares pursuant to options or stock issuances granted under the Plan shall be used for general corporate purposes.

V.    REGULATORY APPROVALS

A.  The implementation of the Plan, the granting of any option hereunder, and the issuance of stock (i) upon the exercise or surrender of any option or (ii) under the Stock Issuance Program shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

B.  No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including (to the extent required) the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, the Nasdaq Global Select Market or any successor system, if applicable) on which Common Stock is then trading.

VI.    NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII.    MISCELLANEOUS PROVISIONS

A.  Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any participant.

B.  The provisions of the Plan relating to the exercise of options and the issuance and/or vesting of shares shall be governed by the laws of the State of Alabama without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.

BIOCRYST PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated March 29, 2012)

I.    PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of BioCryst Pharmaceuticals, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.    STOCK SUBJECT TO PLAN

A.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 975,000 shares.

B.  In the event any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.    PURCHASE PERIODS

A.  Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.  Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in February to the last business day in July and from the first business day of August to the last business day of January.

V.    ELIGIBILITY

A.  Each individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.    PAYROLL DEDUCTIONS

A.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the entire purchase period and for each subsequent purchase period, except to the extent such rate is changed in accordance with the following guidelines:

(i)  The Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing of the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

(ii)  The Participant may, prior to the commencement of any new purchase period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the new purchase period.

B.  Payroll deductions shall begin on the first payday following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the payday ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.  Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.  The Participant’s acquisition of Common Stock under the Plan during any purchase period shall neither limit nor require the Participant’s acquisition of Common Stock during any subsequent purchase period.

VII.    PURCHASE RIGHTS

A.  Grant of Purchase Right.    A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall grant the Participant the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.  Exercise of the Purchase Right.    Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant’s payroll deductions for the purchase period (together with any carryover deductions from the preceding purchase period) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

C.  Purchase Price.    The purchase price per share of Common Stock on any Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.

D.    Number of Purchasable Shares.    The number of shares purchasable by a Participant on any Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with such Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Three Thousand (3,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.

E.  Excess Payroll Deductions.    Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F.  Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

(i)  A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii)  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

(iii)  Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the purchase period in which such cessation of Eligible Employee status occurs shall be immediately refunded.

G.  Corporate Transaction.    In the event of a Corporate Transaction during the purchase period, each outstanding purchase right shall automatically be exercised, immediately prior to the Effective Date of such Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H.    Proration of Purchase Rights.    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I.  Assignability.    During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J.  Stockholder Rights.    A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.    ACCRUAL LIMITATIONS

A.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any

Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.  For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i)  The right to acquire Common Stock under each purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

(ii)  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

D.  In the event there is any conflict between the provisions of this article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this article shall be controlling.

IX.    EFFECTIVE DATE AND TERM OF THE PLAN

A.  The Plan was originally adopted by the Board on December 9, 1994 and became effective on the Effective Date subject to approval by the stockholders of the Corporation and the Corporation having complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission) and applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.  Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

X.    AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan following the close of any purchase period. However, the Board may not, without the approval of the Corporation’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.    GENERAL PROVISIONS

A.  All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.  The provisions of the Plan shall be governed by the laws of the State of Alabama without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

As of the Effective Date

BioCryst Pharmaceuticals, Inc.

DEFINITIONS

The following definitions shall be in effect under the Plan:

A.  Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B.  Board shall mean the Corporation’s Board of Directors.

C.  Code    shall mean the Internal Revenue Code of 1986, as amended.

D.  Common Stock shall mean the Corporation’s common stock.

E.  Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

F.  Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

G.  Corporation shall mean BioCryst Pharmaceuticals, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BioCryst Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

H.  Effective Date shall mean February 1, 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

I.  Eligible Employee shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Section 3401 (a) of the Code.

J.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)  If the Common Stock is at the time traded on the Nasdaq Global Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Global Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.  1933 Act shall mean the Securities Act of 1933, as amended.

L.  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M.  Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N.  Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

O.  Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

P.  Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

Q.  Purchase Date shall mean the last business day of each purchase period.

R.  Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

BIOCRYST PHARMACEUTICALS, INC. C/O AMERICAN STOCK TRANSFER& TRUST COMPANY 59 MAIDEN LANE NEW YORK, NY 10038

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by BIOCRYST PHARMACEUTICALS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1.	Election of Directors

Nominees

01	Zola P. Horovitz 02 Nancy J. Hutson 03 Peder K. Jensen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	To approve the amendment of the Stock Incentive Plan to increase the number of shares available for issuance under the Stock Incentive Plan by 1,700,000 shares to 10,866,631 shares as of March 28, 2012, and to increase the maximum number of shares or options that may be granted to any individual under the Stock Incentive Plan to 1,500,000 per year.	☐	☐	☐

3	To increase the number of shares available for issuance under the Employee Stock Purchase Plan by 150,000 shares to 234,371 shares as of March 28, 2012.	☐	☐	☐

4	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2012.	☐	☐	☐

NOTE: In their discretion, upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR THE ELECTION AS DIRECTORS, AND FOR EACH OF PROPOSALS 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

      Signature [PLEASE SIGN WITHIN BOX]           Date                                                 Signature (Joint Owners)                                       Date

0000138006_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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BIOCRYST PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 23, 2012

(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Jon P. Stonehouse and Alane P. Barnes, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at the Company’s corporate offices at 4505 Emperor Blvd., Suite 200, Durham, North Carolina on Wednesday, May 23, 2012 at 3:00 p.m. Eastern Daylight Time, or any adjournment thereof.

Continued and to be signed on reverse side

0000138006_2    R1.0.0.11699